                                                                    EXHIBIT 10.1


                           SECOND AMENDED AND RESTATED
                                 LOAN AGREEMENT

                                      among

                            PETROGLYPH ENERGY, INC.,
                                  as Borrower,

                            THE CHASE MANHATTAN BANK,
                             as Administrative Agent

                                       and

            The Financial Institutions Listed on Schedule 1.1 Hereto,
                                    as Banks


                                   $50,000,000

                              dated effective as of

                               September 30, 1998

                                TABLE OF CONTENTS

ARTICLE I TERMS DEFINED.............................................................................2
         SECTION 1.1.         Definitions...........................................................2
         SECTION 1.2.         Accounting Terms and Determinations..................................22
         SECTION 1.3.         Petroleum Terms......................................................22
         SECTION 1.4.         Money................................................................22

ARTICLE II THE CREDIT..............................................................................22
         SECTION 2.1.         Commitments..........................................................22
         SECTION 2.2.         Notes................................................................27
         SECTION 2.3.         Interest Rates; Payments.............................................27
         SECTION 2.4.         Borrowing Base Deficiency............................................28
         SECTION 2.5.         Mandatory Repayments.................................................29
         SECTION 2.6.         Voluntary Prepayments................................................29
         SECTION 2.7.         Voluntary Reduction of Commitments...................................29
         SECTION 2.8.         Mandatory Reduction of Commitments...................................29
         SECTION 2.9.         Termination of Commitments; Final Maturity...........................30
         SECTION 2.10.        Unused Commitment Fee................................................30
         SECTION 2.11.        Borrowing Base Increase Fee..........................................30
         SECTION 2.12.        Agency and other Fees................................................30

ARTICLE III GENERAL PROVISIONS.....................................................................30
         SECTION 3.1.         Delivery and Endorsement of Notes....................................30
         SECTION 3.2.         General Provisions as to Payments....................................30

ARTICLE IV CHANGE IN CIRCUMSTANCES.................................................................31
         SECTION 4.1.         Increased Cost and Reduced Return....................................31
         SECTION 4.2.         Limitation on Eurodollar Loans.......................................33
         SECTION 4.3.         Illegality...........................................................33
         SECTION 4.4.         Treatment of Affected Loans..........................................33
         SECTION 4.5.         Compensation.........................................................34
         SECTION 4.6.         Taxes................................................................34
         SECTION 4.7.         Discretion of Banks as to Manner of Funding..........................36

ARTICLE V BORROWING BASE...........................................................................36
         SECTION 5.2.         Scheduled Redeterminations of Borrowing Base.........................37
         SECTION 5.3.         Special Redeterminations of Maximum Borrowing Base...................37
         SECTION 5.4.         Disposition Redetermination..........................................37
         SECTION 5.5.         Standards for Redetermination........................................38
         SECTION 5.6.         Voluntary Designation of Borrowing Base..............................38
         SECTION 5.7.         Borrowing Base Deficiency............................................38
         SECTION 5.8.         Initial Borrowing Base...............................................38

ARTICLE VI COLLATERAL AND GUARANTEES...............................................................39
         SECTION 6.1.         Security.............................................................39
         SECTION 6.2.         Title Opinions.......................................................39

ARTICLE VII CONDITIONS PRECEDENT...................................................................40
         SECTION 7.1.         Restatement of Existing Credit Agreement; Conditions to Initial
                                 Borrowing and Participation in Letter of Credit Exposure..........40
         SECTION 7.2.         Conditions to Each Borrowing and each Letter of Credit...............43

ARTICLE VIII REPRESENTATIONS AND WARRANTIES........................................................43
         SECTION 8.1.         Organization and Powers..............................................43
         SECTION 8.2.         Validity and Binding Nature..........................................43
         SECTION 8.3.         Compliance with Laws and Documents...................................43
         SECTION 8.4.         Prior Names..........................................................44
         SECTION 8.5.         Relationship with Banks..............................................44
         SECTION 8.6.         Financial............................................................44
         SECTION 8.7.         Litigation...........................................................44
         SECTION 8.8.         Taxes and Claims.....................................................45
         SECTION 8.9          Government Regulation................................................45
         SECTION 8.10.        Employee Benefit Plans...............................................45
         SECTION 8.11.        Existing Loan; Purpose of Loan.......................................46
         SECTION 8.12.        Properties; Liens; Debt..............................................46
         SECTION 8.13.        Material Contracts...................................................46
         SECTION 8.14.        No Consents..........................................................46
         SECTION 8.15.        Environmental Laws; Hazardous Materials..............................47
         SECTION 8.16.        Capitalization and Control...........................................47
         SECTION 8.17.        General..............................................................48
         SECTION 8.18.        Mortgaged Properties Same as Properties Engineered...................48
         SECTION 8.19.        Title to Properties..................................................48
         SECTION 8.20.        Operation of  Business...............................................48
         SECTION 8.21.        Operator of Working Interest.........................................48
         SECTION 8.22.        Year 2000 Matters....................................................48
         SECTION 8.23.        Merger Documents.....................................................49

ARTICLE IX AFFIRMATIVE COVENANTS...................................................................49
         SECTION 9.1.         Reporting Requirements...............................................49
         SECTION 9.2.         Compliance with Law; Maintenance of Properties.......................50
         SECTION 9.3.         Insurance............................................................50
         SECTION 9.4.         Use of Proceeds......................................................51
         SECTION 9.5.         Inspection...........................................................51
         SECTION 9.6.         Further Assurances...................................................51
         SECTION 9.7.         INDEMNITY............................................................51
         SECTION 9.8.         Books and Records....................................................52
         SECTION 9.9.         Taxes................................................................52
         SECTION 9.10.        Payment of Obligations...............................................52
         SECTION 9.11.        Environmental Laws...................................................53
         SECTION 9.12.        Supplemented Schedules...............................................53
         SECTION 9.13.        ERISA Reporting Requirements.........................................53
         SECTION 9.14.        Title Data...........................................................54
         SECTION 9.15.        Year 2000 Compatability..............................................54

ARTICLE X NEGATIVE COVENANTS.......................................................................54
         SECTION 10.1.        Debt.................................................................54
         SECTION 10.2.        Liens................................................................54
         SECTION 10.3.        Acquisitions and Dissolutions........................................55
         SECTION 10.4.        Loans, Advances and Investments......................................55
         SECTION 10.5.        Employee Benefit Plans...............................................55
         SECTION 10.6.        Distributions........................................................55
         SECTION 10.7.        Capital Expenditures; Exploration Expenses...........................56
         SECTION 10.8         Issuance of Equity Interests.........................................56
         SECTION 10.9.        Transactions with Affiliates.........................................56
         SECTION 10.10.       Sale of Assets.......................................................56
         SECTION 10.11.       Hazardous Materials..................................................57
         SECTION 10.12.       Change of Control....................................................57
         SECTION 10.13.       Compliance with Laws and Documents...................................57
         SECTION 10.14.       New Businesses.......................................................57
         SECTION 10.15.       Fiscal Year and Accounting Methods...................................57
         SECTION 10.16.       Hydrocarbon Hedges...................................................57

ARTICLE XI FINANCIAL COVENANTS.....................................................................57
         SECTION 11.1.        Fixed Charge Coverage Ratio..........................................58
         SECTION 11.2         Minimum Tangible Net Worth...........................................58
         SECTION 11.3.        Current Ratio........................................................58

ARTICLE XII DEFAULTS...............................................................................58
         SECTION 12.1.        Events of Default....................................................58

ARTICLE XIII RIGHTS AND REMEDIES...................................................................60
         SECTION 13.1.        Remedies.............................................................60
         SECTION 13.2.        Performance by Administrative Agent and Banks........................60
         SECTION 13.3.        Delegation of Duties and Rights......................................60
         SECTION 13.4.        Expenditures by Administrative Agent and Banks.......................60

ARTICLE XIV ADMINISTRATIVE AGENT...................................................................61
         SECTION 14.1.        Appointment, Powers, and Immunities..................................61
         SECTION 14.2.        Reliance by Administrative Agent.....................................61
         SECTION 14.3.        Defaults.............................................................62
         SECTION 14.4.        Rights as Bank.......................................................62
         SECTION 14.5.        Indemnification......................................................62
         SECTION 14.6.        Non-Reliance on Administrative Agent and Other Banks.................62
         SECTION 14.7.        Resignation of Administrative Agent..................................63

ARTICLE XV MISCELLANEOUS...........................................................................63
         SECTION 15.1.        Notices..............................................................63
         SECTION 15.2.        No Waivers...........................................................64
         SECTION 15.3.        Expenses.............................................................64
         SECTION 15.4.        Right of Set-off; Adjustments........................................64
         SECTION 15.5.        Amendments and Waivers...............................................65
         SECTION 15.6.        Survival.............................................................65
         SECTION 15.7.        Limitation on Interest...............................................65
         SECTION 15.8.        Invalid Provisions...................................................66
         SECTION 15.9.        Waiver of Consumer Credit Laws.......................................66
         SECTION 15.10.       Assignments and Participations.......................................66
         SECTION 15.11.       NEW YORK LAW.........................................................68
         SECTION 15.12.       VENUE; SERVICE OF PROCESS............................................68
         SECTION 15.13.       WAIVER OF JURY TRIAL, PUNITIVE DAMAGES, ETC..........................68
         SECTION 15.14.       Counterparts; Effectiveness..........................................69
         SECTION 15.15.       No Third Party Beneficiaries.........................................69
         SECTION 15.16.       COMPLETE AGREEMENT...................................................69

                                    EXHIBITS

EXHIBIT A      FORM OF AMENDED AND RESTATED PLEDGE AGREEMENT
EXHIBIT B      FORM OF ASSIGNMENT AND AMENDMENT TO MORTGAGES
EXHIBIT C      FORM OF FINANCIAL REPORT CERTIFICATE
EXHIBIT D      LIST OF MORTGAGED PROPERTIES (INTENTIONALLY OMITTED)
EXHIBIT E      FORM OF NOTE
EXHIBIT F      FORM OF REQUEST FOR BORROWING
EXHIBIT G      FORM OF REQUEST FOR LETTER OF CREDIT
EXHIBIT H      FORM OF NOTICE OF CONTINUATION OR CONVERSION
EXHIBIT I      FORM OF CERTIFICATE OF OWNERSHIP INTERESTS
EXHIBIT J      FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT


                                    SCHEDULES

SCHEDULE 1.1   FINANCIAL INSTITUTIONS
SCHEDULE 8.7   LITIGATION
SCHEDULE 8.10  EMPLOYMENT MATTERS
SCHEDULE 8.12  EXISTING DEBT
SCHEDULE 8.15  ENVIRONMENTAL DISCLOSURE
SCHEDULE 8.16  ORGANIZATIONAL STRUCTURE

                   SECOND AMENDED AND RESTATED LOAN AGREEMENT

         THIS SECOND AMENDED AND RESTATED LOAN AGREEMENT (this "Agreement") is entered into as of the 15th day of October, 1998, to be effective as of September 30, 1998, among PETROGLYPH ENERGY, INC., a Delaware corporation ("Borrower"), THE CHASE MANHATTAN BANK, a New York state banking corporation, as Administrative Agent ("Administrative Agent"), and the financial institutions listed on Schedule 1.1 hereto as Banks (individually a "Bank" and collectively "Banks").

                              W I T N E S S E T H:

         WHEREAS, PGP II, L.P., a Delaware limited partnership ("PGP II"), Petroglyph Gas Partners, L.P., a Delaware limited partnership ("PGP," and together with PGP II collectively referred to herein as the "Initial Borrowers"), Borrower (as Guarantor thereunder) and The Chase Manhattan Bank, a New York state banking corporation ("Existing Bank") entered into that certain Amended and Restated Loan Agreement, dated as of September 15, 1997, as amended by that certain First Amendment to Amended and Restated Loan Agreement and First Amendment to Amended and Restated Converting Promissory Note, dated as of June 1, 1998, by and among the Initial Borrowers, Borrower (as Guarantor thereunder) and Existing Bank (as amended, the "Existing Credit Agreement"), pursuant to which Existing Bank advanced credit to the Initial Borrowers, which credit remains outstanding; and

         WHEREAS, pursuant to the Merger Documents (as hereinafter defined), each of the Initial Borrowers and Petroglyph Energy, Inc., a Kansas corporation ("PEI") have merged with and into Borrower with Borrower being the surviving entity; and

         WHEREAS, subject to the conditions precedent set forth herein, Borrower, Banks (including Existing Bank) and Administrative Agent desire to amend and restate the Existing Credit Agreement in its entirety in order to, among other things, (a) evidence the Merger and the survival of Borrower as the borrower hereunder, (b) appoint Administrative Agent the administrative agent hereunder, (c) increase the Tranche A Commitment (as defined in the Existing Agreement and defined herein as the "Commitment") to $50,000,000, (d) eliminate the Tranche B Commitment (as defined in the Existing Agreement), and (e) modify certain other provisions of the Existing Credit Agreement; and

         WHEREAS, pursuant to Article XIV of this Agreement, The Chase Manhattan Bank has been appointed Administrative Agent for Banks hereunder.

         NOW, THEREFORE, in consideration of the premises, the representations, warranties, covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, Administrative Agent and Banks hereby agree that the Existing Credit Agreement is hereby amended and restated in its entirety on the terms and conditions set forth herein. It is the intention of Borrower, Administrative Agent and Banks that this Agreement supersede and replace the Existing Credit Agreement in its entirety; provided, that (a) such amendment and restatement shall operate to renew, amend and modify the rights and obligations of the parties under the Existing Credit Agreement as provided herein, but shall not effect a novation thereof, and (b) except for such Liens securing the Obligations under and as defined in the Existing Credit Agreement which are no longer required (if any) pursuant to the terms of this Agreement (and which, if any, are being terminated and released pursuant to express written instruments to such effect duly filed and recorded in the appropriate jurisdictions), the Liens securing the Obligations under and as defined in the Existing Credit Agreement shall not be extinguished, but shall be carried forward and shall secure such Obligations as renewed, amended, restated and modified hereby. Borrower, Administrative Agent and Banks hereby further agree as follows:

                                    ARTICLE I
                                  TERMS DEFINED

         SECTION 1.1. Definitions. The following terms, as used herein, have the following meanings:

         "Act" means the Securities Act of 1933, as amended.

         "Adjusted Eurodollar Rate" means, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by Administrative Agent to be equal to the quotient obtained by dividing (a) the Eurodollar Rate for such Eurodollar Loan for such Interest Period by (b) 1 minus the Reserve Requirement for such Eurodollar Loan for such Interest Period.

         "Affiliate" means any Person who (a) would be an "affiliate" of Borrower within the meaning of the regulations promulgated pursuant to the Act, as such regulations and such Act are amended and in effect on the date in question, if such Person were subject to such Act and regulations, or (b) owns any legal or beneficial interest in such Person (except holders of publicly traded shares of Borrower), is a director or officer of any Credit Party, or is a relative of any of the Persons described in this clause (b).

         "Administrative Agent" means The Chase Manhattan Bank in its capacity as administrative agent for Banks hereunder or any successor thereto.

         "Agreement" means this Second Amended and Restated Credit Agreement as the same may hereafter be modified, amended or supplemented from time to time.

         "Amended and Restated Pledge Agreement" means that certain Amended and Restated Pledge Agreement in the form of Exhibit A hereto, to be executed and delivered by Borrower to Administrative Agent for the ratable benefit of each Bank, pursuant to which the Existing Pledge Agreement is amended and restated as set forth therein to evidence the pledge by Borrower of all of its ownership interests in Spanish Peaks to Administrative Agent to secure the Obligations.

         "Antelope Creek Gathering Assets" means the natural gas gathering system owned by Borrower on the date hereof located in the Uinta Basin of Utah, including, without limitation, (a) all easements, rights of way, licenses, permits, fee interests, leases, and other rights in and to, or the rights to use, real property for the purposes of construction, maintenance or operation of such gathering systems, (b) all pipe, pipelines, compressors, meters, valves, separators, interconnects, and other machinery, equipment, fixtures or fixed assets of any nature comprising a part of or used in connection with the ownership or operation of such gathering system, and (c) all contracts (including, without limitation, gathering agreements, processing agreements and similar agreements), licences and permits entered into or held by Borrower in connection with the ownership or operation of such gathering system.

         "Apex Borrowing Base" means, on any date of determination, the highest Borrowing Base which has been in effect under this Agreement at any time from and after the Closing Date to such date without giving effect to any increase in the Borrowing Base which is effective on such date.

         "Applicable Environmental Law" means any Law, statute, ordinance, rule, regulation, order or determination of any Governmental Authority or any board of fire underwriters (or other body exercising similar functions), affecting any real or personal property owned, operated or leased by any Credit Party or any other operation of any Credit Party in any way pertaining to health, safety or the environment, including, without limitation, all applicable zoning ordinances and building codes, flood disaster Laws and health, safety and environmental Laws and regulations, and further including, without limitation, (a) the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (as amended from time to time, herein referred to as "CERCLA"), (b) the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Recovery Act of 1976, as amended by the Solid Waste Disposal Act of 1980, and the Hazardous and Solid Waste Amendments of 1984 (as amended from time to time, herein referred to as "RCRA"), (c) the Safe Drinking Water Act, as amended, (d) the Toxic Substances Control Act, as amended, (e) the Clean Air Act, as amended, (f) the Occupational Safety and Health Act of 1970, as amended, (g) the Laws, rules and regulations of any state having jurisdiction over any real or personal property owned, operated or leased by any Credit Party or any other operation of any Credit Party which relates to health, safety or the environment, as each may be amended from time to time, and (h) any federal, state or municipal Laws, ordinances or regulations which may now or hereafter require removal of asbestos or other hazardous wastes or impose any liability related to asbestos or other hazardous wastes. The terms "hazardous substance," "petroleum," "release" and "threatened release" have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") have the meanings specified in RCRA; provided, however, in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment with respect to all provisions of this Agreement; and provided further that, to the extent the Laws of the state in which any real or personal property owned, operated or leased by any Credit Party is located establish a meaning for "hazardous substance," "petroleum," "release," "solid waste" or "disposal" which is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply in so far as such broader meaning is applicable to the real or personal property owned, operated or leased by any Credit Party and located in such state.

         "Applicable Lending Office" means, for each Bank and for each Type of Loan, the "Lending Office" of such Bank (or of an affiliate of such Bank) designated for such Type of Loan on the signature pages hereof or such other office of such Bank (or an affiliate of such Bank) as such Bank may from time to time specify to Administrative Agent and Borrower by written notice in accordance with the terms hereof as the office by which Loans of such Type are to be made and maintained.

         "Applicable Revolver Margin" means, at any time, the Applicable Revolver Margin in effect at such time pursuant to the Pricing Grid.

         "Applicable Term Margin" means, at any time, the Applicable Term Margin in effect at such time pursuant to the Pricing Grid.

         "Approved Petroleum Engineer" means Lee Keeling and Associates, Inc., or such other reputable firm of independent petroleum engineers as shall be selected by Borrower and approved by Administrative Agent, such approval not to be unreasonably withheld.

         "Assignment and Acceptance Agreement" has the meaning given such term in Section 15.10(a).

         "Assignment and Amendment to Mortgages" means an Assignment of Notes and Liens and Amendment to Mortgages to be entered into among Borrower, Administrative Agent and Existing Bank, substantially in the form of Exhibit B hereto, pursuant to which the Existing Mortgages shall be amended and assigned to Administrative Agent for the ratable benefit of each Bank to secure the Obligations.

         "Authorized Officer" means, as to any Person, its Chief Executive Officer, its President, its Chief Financial Officer, any of its Vice Presidents, its Treasurer or its corporate Secretary.

         "Availability" means, as of any date, the remainder of (a) the Borrowing Base in effect on such date, minus (b) the Outstanding Credit on such date.

         "Bank" means any financial institution reflected on Schedule 1.1 hereto as having a Commitment and its successors and permitted assignees, and "Banks" shall mean all Banks.

         "Base Rate" means, for any day, the rate per annum equal to the higher of (a) the Federal Funds Rate for such day plus one-half of one percent (.5%) and (b) the Prime Rate for such day.

         "Base Rate Loan" means the portion of the principal of the Loan bearing interest with reference to the Base Rate.

         "Borrower" means Petroglyph Energy, Inc., a Delaware corporation.

         "Borrowing" means any disbursement to Borrower under, or to satisfy the obligations of any Credit Party under, any of the Loan Documents. Any Borrowing which will constitute a part of the Base Rate Loan is referred to herein as a "Base Rate Borrowing," and any Borrowing which will constitute a Eurodollar Loan is referred to herein as a "Eurodollar Borrowing."

         "Borrowing Base" means the loan value attributable to certain of Borrower's Mineral Interests as determined in accordance with Article V hereof.

         "Borrowing Base Deficiency" means, as of any date, the amount, if any, by which the Outstanding Credit on such date exceeds the Borrowing Base in effect on such date; provided that for purposes of determining the existence and amount of any Borrowing Base Deficiency, Letter of Credit Exposure will not be deemed to be outstanding to the extent it is secured by cash in the manner contemplated by Section 2.2(b).

         "Borrowing Base Properties" means all Mineral Interests evaluated by Banks for purposes of establishing the Borrowing Base. The Borrowing Base Properties on the date hereof constitute all of the Mineral Interests described in the Current Reserve Report.

         "Borrowing Date" means the Eurodollar Business Day or the Domestic Business Day, as the case may be, upon which the proceeds of any Borrowing are made available to Borrower or to satisfy any obligation of any Credit Party.

         "Capital Stock" means common stock, preferred stock, membership interests, partnership interests, beneficial interests in any trust and any other interest in the equity, ownership, assets, revenues or profits of any Person and any option, warrant, subscription right or other right to acquire any of the foregoing or any security convertible into any of the foregoing.

         "Change of Control" means any event or occurrence whereby any group (other than the Management Group and NGP) becomes the beneficial owner, directly or indirectly, of voting stock of Borrower which has aggregate voting power that at the time in question both (a) exceeds the aggregate voting power of all stock of Borrower then owned by the Management Group and NGP on a combined basis, and
(b) exceeds thirty percent (30%) of the total voting power of all then outstanding voting stock of Borrower. As used in this definition, "group" has the meaning applied to such term in Rule 13d-5 under the Act, and "beneficial owner" has the meaning applied to such term in Rule 13d-3 under the Act, in each case as the Act and the aforementioned Rules thereunder are in effect.

         "Closing Date" means September 30, 1998.

         "Code" means the Internal Revenue Code of 1986, as amended, and all regulations promulgated and rulings issued thereunder.

         "Collateral" means all present and future tangible or intangible property and rights of any kind in which Administrative Agent (for the ratable benefit of Banks) is granted a Lien pursuant to the Security Documents (whether or not perfected).

         "Commitment" means, with respect to any Bank, the commitment of such Bank to lend its Commitment Percentage of the Total Commitment to Borrower pursuant to Section 2.1 hereof, as such Commitment may be terminated and reduced from time to time in accordance with the provisions hereof. On the Closing Date, the amount of each Bank's Commitment is the amount set forth opposite such Bank's name on Schedule 1.1 hereto; provided that after giving effect to any Assignment and Acceptance Agreement, the Commitment of each Bank shall be the amount set forth in the Register maintained by Administrative Agent pursuant to
Section 15.10(b).

         "Commitment Fee Percentage" means, at any time, the Commitment Fee Percentage in effect at such time pursuant to the Pricing Grid.

         "Commitment Percentage" means, with respect to each Bank, the Commitment Percentage for such Bank set forth on Schedule 1.1 hereto; provided that after giving effect to any Assignment and Acceptance Agreement, the Commitment Percentage of each Bank shall be the amount set forth in the Register maintained by Administrative Agent pursuant to Section 15.10(b).

         "Consolidated Subsidiary" or "Consolidated Subsidiaries" means, for any Person, any Subsidiary or other entity the accounts of which would be consolidated with those of such Person in its consolidated Financial Statements.

         "Consolidated Total Debt" means, with respect to Borrower, all Debt of Borrower and its Consolidated Subsidiaries.

         "Continue," "Continuation," and "Continued" shall refer to the continuation pursuant to Section 2.3 hereof of a Eurodollar Loan from one Interest Period to the next Interest Period.

         "Convert," "Conversion," and "Converted" shall refer to a conversion pursuant to Section 2.3 hereof of all or a portion of one Type of Loan into another Type of Loan.

         "Credit Parties" means, collectively, Borrower and each Subsidiary of Borrower, and "Credit Party" means any of the foregoing.

         "Current Financials" means the consolidated and consolidating balance sheets of Borrower and its Consolidated Subsidiaries as of June 30, 1998, and the related consolidated and consolidating statements of operations and cash flow for the Fiscal Year then ended, copies of which have been provided to Banks.

         "Current Maturities of Long Term Debt" means, as of any applicable date of determination, that portion of Long Term Debt that should be classified as current in accordance with GAAP.

         "Current Reserve Report" means that certain internal reserve report prepared as of June 30, 1998 by Borrower's in-house engineering staff, setting forth an analysis of certain Mineral Interests owned by Borrower (after giving effect to the Merger) as of June 30, 1998.

         "Debt" of any Person includes, without duplication, (i) all obligations, contingent or otherwise, which in accordance with GAAP should be classified upon such Person's balance sheet as liabilities, (ii) all obligations of such Person for borrowed money, (iii) all obligations of such Person evidenced by bonds, debentures, notes and other similar instruments, (iv) all obligations of such Person upon which interest charges are customarily paid, (v) all obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (vi) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than accounts payable to suppliers incurred in the ordinary course of business and paid, in each case, within forty- five (45) days of the date when each such account is payable), (vii) all obligations under leases which shall have been or should be, in accordance with GAAP, recorded as capitalized leases in respect of which such Person is liable as lessee, (viii) all indebtedness, liabilities and obligations of such Person in connection with any Oil and Gas Hedge Transaction, (ix) all reimbursement obligations, contingent or otherwise, in respect of letters of credit, surety and appeal bonds and performance bonds or similar instruments assuring any other Person of the performance of any act or acts or the payment of any obligation, and (x) all Debt of the types referred to in clauses (i) through (ix) above directly or indirectly guaranteed by such Person.

         "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice, lapse of time or both would, unless cured or waived, become an Event of Default.

         "Default Rate" means a rate of interest per annum equal to the lesser of (i) the Maximum Lawful Rate, or (ii) the sum of (a) three percent (3%), plus
(b) the Base Rate in effect from day to day.

         "Disposition Redetermination" means a Redetermination of the Borrowing Base pursuant to Section 5.4.

         "Domestic Business Day" means any day except a Saturday, Sunday or other day on which national banks in New York, New York, or Dallas, Texas are authorized by Law to close.

         "Domestic Lending Office" means, as to each Bank, its office located at its address identified (a) on Schedule 1.1 hereto as its Domestic Lending Office, (b) on the Register (as defined in Section 15.10(b)) as its Domestic Lending Office, or (c) such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to Borrower and Administrative Agent.

         "Eligible Assignee" means (i) a Bank, (ii) an Affiliate of a Bank, and
(iii) any other Person approved by Administrative Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 15.10, Borrower, such approval not to be unreasonably withheld or delayed by Borrower and such approval to be deemed given by Borrower if no objection is received by the assigning Bank and Administrative Agent from Borrower within two (2) Domestic Business Days after notice of such proposed assignment has been provided by the assigning Bank to Borrower; provided, however, that neither Borrower nor an Affiliate of Borrower shall qualify as an Eligible Assignee.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated and rulings issued thereunder.

         "ERISA Affiliate" means any Person who is a member of Borrower's controlled group, or under common control with Borrower, within the meaning of
Section 414 of the Code and the regulations promulgated and rulings issued thereunder.

         "ERISA Event" shall mean, with respect to Borrower and an ERISA Affiliate (a) a "reportable event" as defined in section 4043 of ERISA (other than a reportable event not subject to the provisions for 30-day notice to the PBGC under regulations issued under section 4043 of ERISA), (b) the withdrawal of Borrower or an ERISA Affiliate from a Plan subject to Title IV of

ERISA during a plan year in which it was a "substantial employer" as defined in section 4001(a)(2) of ERISA, (c) the filing of a notice of intent to terminate under section 4041(c) of ERISA, (d) the institution of proceeding to terminate a Plan by the PBGC, (e) the failure to make required contributions which could result in the imposition of a lien under section 412 of the Code or section 302 of ERISA, or (f) any other event or condition which might reasonably be expected to constitute grounds under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or the imposition of any liability under Title IV of ERISA other than PBGC premiums due but not delinquent under section 4007 of ERISA.

         "Eurodollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in the applicable eurodollar interbank market.

         "Eurodollar Lending Office" means, as to each Bank (a) its office, branch or affiliate located at its address identified on Schedule 1.1 hereto as its Eurodollar Lending Office, (b) it office, branch or affiliate located at its address identified on the Register (as defined in Section 15.10(b)) as its Eurodollar Lending Office, or (c) such other office, branch or affiliate of such Bank as it may hereafter designate as its Eurodollar Lending Office by notice to Borrower and Administrative Agent.

         "Eurodollar Loans" means Loans that bear interest at rates based upon the Adjusted Eurodollar Rate.

         "Eurodollar Rate" means, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two (2) Eurodollar Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Eurodollar Rate" shall mean, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two (2) Eurodollar Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

         "Event of Default" has the meaning set forth in Section 12.1.

         "Exhibit" refers to an exhibit attached to this Agreement and incorporated herein by reference, unless specifically provided otherwise.

         "Existing Bank" means The Chase Manhattan Bank as the sole bank under the Existing Credit Agreement.

         "Existing Burdens" means royalty interests, overriding royalty interests, net profits interests, production payments or other payments out of or with respect to the production of Hydrocarbons, and which are (a) in existence on the Closing Date and have been taken into account in the ownership interests of Borrower in and to the Mortgaged Property as set forth in Exhibit A to the Mortgages executed by Borrower, (b) reserved by the grantor in an assignment of an Oil and Gas Lease to Borrower after the Closing Date, or reserved by a lessor in any Oil and Gas Lease entered into with Borrower after the Closing Date, (c) assigned or transferred by Borrower in the ordinary course of business after the Closing Date, with respect to Mineral Interests that are not Borrowing Base Properties, or (d) permitted by Banks in writing after the Closing Date.

         "Existing Credit Agreement" means that certain Amended and Restated Loan Agreement dated as of September 15, 1997, by and among the Initial Borrowers, Borrower (as Guarantor thereunder) and Existing Bank, as amended by that certain First Amendment to Amended and Restated Loan Agreement and First Amendment to Amended and Restated Converting Promissory Note dated as of June 1, 1998, by and among the Initial Borrowers, Borrower (as Guarantor thereunder) and Existing Bank, as further amended through the date hereof.

         "Existing Mortgages" means the mortgages, deeds of trust, security agreements, assignments, pledges and other documents, instruments and agreement which establish Liens on Mineral Interests owned by the Initial Borrowers to secure certain obligations under the Existing Credit Agreement.

         "Existing Loan" means the Tranche A Loan made by Existing Bank to PGP and PGPII under the Existing Credit Agreement and assumed by Borrower pursuant to the Merger.

         "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (b) if such rate is not so published on such next succeeding Domestic Business Day, the Federal Funds Rate for any day shall be the average rate charged to Administrative Agent on such day on such transactions as determined by Administrative Agent.

         "Financial Report Certificate" means a certificate substantially in the form of Exhibit C and containing such other certifications, statements, calculations, explanations, and conclusions as Banks may request concerning compliance with the Loan Documents.

         "Financial Statements" means balance sheets, profit and loss statements, statements of cash flows prepared in comparative form with respect to the corresponding period of the preceding Fiscal Year and prepared in accordance with GAAP.

         "Fiscal Quarter" means the three (3) month periods ending on March 31, June 30, September 30 and December 31 of each Fiscal Year.

         "Fiscal Year" means a twelve (12) month period ending December 31.

         "GAAP" means generally accepted accounting principles, applied on a consistent basis, set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their successors which are applicable in the circumstances as of the date in question; and the requirement that such principles be applied on a consistent basis means that the accounting principles observed in a current period are comparable in all material respects to those applied in a preceding period.

         "Gas" means natural gas, coal seam gas, gas well gas and casinghead gas, and the residue therefrom.

         "Governmental Authority" means any nation or government, any state, county, or city and any political subdivision of any of the foregoing and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions, by "comfort letter" or other similar undertaking of support or otherwise), or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

         "Hazardous Material" means any hazardous substance, solid waste, and any other compound, hazardous, toxic or dangerous waste, substance or material defined as such in or for purposes of any Applicable Environmental Law or any other similar Law.

         "Hydrocarbon Hedge" means a swap, collar, floor, cap, option or other contract (including sales contracts with known prices) which is intended to reduce or eliminate the risk of fluctuations in the price of Hydrocarbons.

         "Hydrocarbons" means oil, Gas, drop gasoline, natural gasoline, condensate, distillate and all other liquid and gaseous hydrocarbons produced or to be produced in conjunction therewith from a wellbore and all products, by-products and other substances derived therefrom or from the processing thereof, and all other minerals and substances produced in conjunction with such substances, including, but not limited to, sulfur, geothermal steam, water, carbon dioxide, helium and any and all minerals, ores or substances of value and the products and proceeds therefrom.

         "Initial Borrowers" means the Borrowers under and as defined in the Existing Credit Agreement.

         "Initial Borrowing Base" means a Borrowing Base in the amount of $15,000,000, which shall be in effect during the period commencing on the Closing Date and continuing until the first Redetermination after the Closing Date.

         "Interest Period" means, with respect to each Eurodollar Borrowing and each Continuation of Eurodollar Loans and each Conversion of all or part of the Base Rate Loan to Eurodollar Loans, the period commencing on the date of such Borrowing, Continuation or Conversion and ending one (1), two (2), three (3) or six (6) months thereafter, as Borrower may elect in the applicable Request for Borrowing or Notice of Continuation or Conversion; provided that:

                  (a) any Interest Period which would otherwise end on a day which is not a Eurodollar Business Day shall be extended to the next succeeding Eurodollar Business Day unless such Eurodollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Eurodollar Business Day;

                  (b) any Interest Period which begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Eurodollar Business Day of a calendar month;

                  (c) if any Interest Period includes a date on which any payment of principal of the Eurodollar Loans which are the subject of such Borrowing, Continuation or Conversion is required to be made hereunder, but does not end on such date, then (i) the principal amount of such Eurodollar Loans required to be repaid on such date shall have an Interest Period ending on such date, and (ii) the remainder of each such Eurodollar Loans shall have an Interest Period determined as set forth above; and

                  (d) no Interest Period shall extend past the Revolver Conversion Date.

         "Investment" means, with respect to any Person, any loan, advance, extension of credit, capital contribution to, investment in or purchase of the stock or other securities of, or interests in, any other Person; provided that "Investment" shall not include current customer and trade accounts which are payable in accordance with customary trade terms.

         "Laws" means all applicable statutes, laws, ordinances, regulations, orders, writs, injunctions, or decrees of any Governmental Authority.

         "Lending Office" means, as to any Bank, its Domestic Lending Office or its Eurodollar Lending Office, as the context may require.

         "Letter of Credit Exposure" of any Bank means such Bank's aggregate participation in the unfunded portion and the funded but unreimbursed portion of Letters of Credit outstanding at any time.

         "Letter of Credit Fee" means, with respect to any Letter of Credit issued hereunder, a fee payable by Borrower to Administrative Agent for the ratable benefit of each Bank in connection with and at the time of issuance of each Letter of Credit pursuant to Section 2.1(b). The Letter of Credit Fee payable upon issuance of each Letter of Credit shall be paid at a per annum rate equal to the Letter of Credit Fee Percentage in effect on the date of issuance of such Letter of Credit and computed on the basis of the actual number of days in the stated term of such Letter of Credit and assuming a calender year of 365 days, and shall be in an amount equal to the applicable Letter of Credit Fee Percentage of the stated amount of such Letter of Credit.

         "Letter of Credit Fee Percentage" means, at any time, the Letter of Credit Fee Percentage in effect at such time pursuant to the Pricing Grid.

         "Letter of Credit Fronting Fee" means, with respect to any Letter of Credit issued hereunder, a fee equal to one hundred twenty five one thousandths of one percent (.125%) of the stated amount of such Letter of Credit.

         "Letters of Credit" means letters of credit issued for the account of Borrower pursuant to Section 2.1(b).

         "Lien" means any mortgage, pledge, security interest, encumbrance, lien, charge or deposit arrangement or other arrangement having the practical effect of the foregoing and shall include the interest of a vendor or lessor under any conditional sale agreement, capitalized lease or other title retention agreement.

         "Litigation" means any proceeding, claim, lawsuit or investigation conducted or threatened by or before any Governmental Authority.

         "Loan" means the revolving credit/term loan in an amount outstanding at any time not to exceed the amount of the Total Commitment then in effect less the amount of the Letter of Credit Exposure then outstanding to be made severally by Banks in accordance with their Commitment Percentages to Borrower in accordance with Section 2.1 hereof. The Loan may be comprised of the Base Rate Loan and one (1) or more Eurodollar Loans as Borrower may select in a Request for Borrowing or a Notice of Continuation or Conversion.

         "Loan Documents" means this Agreement, the Notes, the Assignments and Amendments to Mortgages, all Mortgages now or at any time hereafter delivered pursuant to Section 6.1, the Amended and Restated Pledge Agreement, the Security Documents, and all other certificates, documents or instruments delivered in connection with this Agreement, as the foregoing may be amended from time to time.

         "Long Term Debt" means, as of any applicable date of determination, all Debt of any Credit Party (other than the outstanding principal balance of all Loans) which should be classified as "funded indebtedness" or "long-term indebtedness" on Financial Statements of the Credit Parties prepared as of such date in accordance with GAAP.

         "Management Group" means Robert C. Murdock, S. Kennard Smith and Robert
A. Christensen.

         "Margin Regulations" means Regulations T, U and X of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "Margin Stock" means "margin stock" as defined in Regulation U.

         "Material Adverse Change" means any circumstance or event that has had or would reasonably be expected to have a Material Adverse Effect.

         "Material Adverse Effect" means any set of circumstances or events which would reasonably be expected to (a) have any material adverse effect upon the validity or enforceability of any Loan Document, (b) be material and adverse to the financial condition or business operations of any Credit Party, as represented to Banks in the Current Financials, or to the prospects of any Credit Party, (c) materially impair any Credit Party's ability to fulfill its obligations under the terms and conditions of the Loan Documents, or (d) cause a Default or an Event of Default.

         "Material Contract" means, as to any Person, any supply, purchase, service, employment, tax, indemnity, operating, pooling order, unitization, communitization, partnership, joint venture or other agreement or order of such Person or any of its Subsidiaries or by which such Person or any of its Subsidiaries or any of their respective properties are otherwise bound, which is material to the business, operations or properties of such Person, as the same shall be amended, modified and supplemented and in effect from time to time.

         "Maximum Borrowing Base" means, as of the date of determination, an amount determined by Banks in accordance with the terms of Section 5.1 or 5.3.

         "Maximum Lawful Rate" means, for each Bank, the maximum rate (or, if the context so permits or requires, an amount calculated at such rate) of interest which, at the time in question would not cause the interest charged on the portion of the Loan owed to such Bank at such time to exceed the maximum amount which such Bank would be allowed to contract for, charge, take, reserve, or receive under applicable Laws after taking into account, to the extent required by applicable Laws, any and all relevant payments or charges under the Loan Documents.

         "Merger" means the merger of PGP, PGP II and PEI with and into Borrower pursuant to, and in accordance with, the Merger Agreement and the Merger Certificate, with Borrower being the surviving entity.

         "Merger Agreement" means that certain Agreement and Plan of Merger dated as of June 1, 1998, by and among Borrower, PGP, PGP II and PEI.

         "Merger Certificate" means, collectively, that certain (a) Certificate of Merger (Delaware), executed by Robert C. Murdock, President of Borrower, and filed on June 29, 1998 with the Secretary of State of Delaware, with an effective date of July 1, 1998, and (b) Certificate of Merger

(Kansas), executed by Robert C. Murdock, President of Borrower, and filed on June 30, 1998 with the Secretary of State of Kansas, with an effective date of July 1, 1998.

         "Merger Documents" means (a) the Merger Agreement, (b) the Merger Certificate, and (c) all other material documents, instruments and agreements executed or delivered by any Credit Party pursuant to the Merger Agreement, the Merger Certificate or the Merger.

         "Mineral Interests" means all present and future rights, remedies, powers, privileges, estates, titles and interests in and to (a) all Oil and Gas Leases and all mineral interests, royalty and overriding royalty interests, production payment and net profits interests (and similar interests in oil or gas in place, or as produced, or the proceeds or value thereof), mineral fee interests and rights therein, including, without limitation, any reversionary or carried interests relating thereto, (b) all rights, titles and interests created by or arising under the terms of all present and future unitization, communitization, and pooling arrangements (and all properties covered and units created thereby) whether arising by contract or operation of law which now or hereafter include all or any part of the foregoing, (c) all rights, remedies, powers and privileges with respect to all of the foregoing, and (d) all lands now or hereafter subject to any of the foregoing.

         "Mortgaged Properties" means all Mineral Interests of any nature whatsoever, in which Borrower or any Subsidiary of Borrower may now have or hereafter acquire any interest and with respect to which Borrower has previously granted to, or hereafter grants or purports to grant to Administrative Agent (for the ratable benefit of Banks), a mortgage Lien, including all real and personal property mortgaged to Administrative Agent (for the ratable benefit of Banks) pursuant to and described in each Mortgage, and further including, the Antelope Creek Gathering Assets; provided, that, "Mortgaged Properties" shall not include any Mineral Interests or other assets which have been expressly released from the Mortgages pursuant to a written instrument executed by Administrative Agent on behalf of Banks.

         "Mortgages" means all mortgages, deeds of trust, security agreements, pledge agreements, collateral mortgages, collateral chattel mortgages, collateral assignments, financing statements, financing statement amendments and assignments and other documents, instruments and agreements evidencing, creating, perfecting or otherwise establishing the Liens required by Section 6.1 hereof. All Mortgages shall be in form and substance satisfactory to Administrative Agent in its sole discretion. The term "Mortgages" shall include the Existing Mortgages as assigned and amended pursuant to Assignments and Amendments to Mortgages.

         "Multiemployer Plan" means a multiemployer plan as defined in Sections 3(37) or 4001(a) (3) of ERISA or Section 414 of the Code.

         "Net Proceeds" means, in respect of any issuance by Borrower of debt or equity securities, the gross proceeds from the issuance and sale of such debt or equity securities less underwriters discounts and commissions, commitment and closing fees, legal fees and expenses, and other out of pocket costs and expenses actually incurred and paid in cash by Borrower in connection with the closing and funding of such issue.

         "NGP" means collectively, Natural Gas Partners, L.P., Natural Gas Partners II, L.P. and Natural Gas Partners III, L.P.

         "Note" means a promissory note of Borrower payable to the order of a Bank, in substantially the form of Exhibit E hereto, in the amount of such Bank's Commitment, evidencing the obligation of Borrower to repay to such Bank its Commitment Percentage of the Loan, together with all modifications, extensions, renewals, and rearrangements thereof and "Notes" means all of such Notes collectively.

         "Notice of Continuation or Conversion" has the meaning set forth in
Section 2.3(c).

         "Obligations" means (i) the obligation of Borrower for the due and punctual payment of principal of and interest on the Notes when due, whether at maturity, by acceleration, by notice of voluntary prepayment or otherwise, (ii) all other obligations and all out-of-pocket expenses and indemnities now or hereafter existing of any Credit Party to Administrative Agent or any Bank under this Agreement or any other Loan Document, and (iii) all out-of-pocket costs and expenses, now or hereafter existing, that may be incurred by Administrative Agent or any Bank in connection with the administration and enforcement of the Loan Documents or the realization on the security provided for by the Loan Documents.

         "Oil & Gas Hedge Transaction" means any swap, cap, collar, forward contract or other transaction of any type pursuant to which a Person hedges the price to be received by it for future production of Hydrocarbons.

         "Oil and Gas Leases" means oil, gas, casinghead gas or other mineral (or any combination thereof) leases, and subleases and assignments thereof and/or of operating rights and all instruments executed in amendment, correction, modification, confirmation, renewal, extension, ratification and/or sublease thereof or thereunder under and pursuant to which Borrower has or obtains the right to enter upon lands and explore for, drill, develop and exploit such lands for the production of Hydrocarbons.

         "Outstanding Credit" means, on any date, the sum of (a) the aggregate outstanding Letter of Credit Exposure on such date, including the Letter of Credit Exposure attributable to Letters of Credit to be issued on such date, plus (b) the aggregate outstanding principal balance of the Loan on such date, including the amount of any Borrowing to be made on such date.

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "PEI" means Petroglyph Energy, Inc., a Kansas corporation which, pursuant to, and upon the effective date of, the Merger, was merged with and into Borrower with Borrower being the surviving entity.

         "Permitted Encumbrances" means with respect to any asset:

                  (a) pledges or deposits made to secure payment of worker's compensation, or to participate in any fund in connection with worker's compensation, unemployment insurance, pensions, or other social security programs, provided that such Liens may not attach or relate to any Mineral Interest;

                  (b) encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of real property, none of which impair the use of such property by the Person in question in the operation of its business, and none of which is violated by existing or proposed structures or land use;

                  (c) the following to the extent no Lien has been filed in any jurisdiction or agreed to: Liens for Taxes not yet due and payable; mechanics' materialmen warehousemen, carriers, operators, or other like Liens incident to the exploration, development, operation and maintenance of the Oil and Gas Leases, for services or materials for which payment is not yet due and payable; and landlord's Liens for rental not yet due and payable and which, to the extent the same encumbers any of the Collateral, is subordinate to Liens in favor of Administrative Agent for the benefit of Banks;

                  (d) Existing Burdens;

                  (e) Permitted Purchase Money Liens;

                  (f) in respect of the Mineral Interests:

                           (i) minor defects in title which do not affect the
                  marketability thereof or restrict the full use and other benefits of ownership by Borrower or the ability of Borrower to receive a share of production or proceeds from, allocated to, or attributable to such Mineral Interests equal to the net revenue interest of Borrower therein as represented herein or in the other Loan Documents, and which are customarily waived by reasonable and prudent operators; and

                           (ii) Liens under operating agreements, pooling
                  orders, communitization and unitization agreements, subject to the provisions of Section 8.8; and

                  (g) agreements shown on Exhibit A to the Mortgages.

         "Permitted Purchase Money Debt" means Debt (i) in an aggregate amount outstanding at any time not to exceed $300,000, (ii) incurred to finance the purchase of machinery, equipment, vehicles or other capital assets (but expressly excluding Mineral Interests), (iii) in a principal amount not exceeding one hundred percent (100%) of the purchase price of the assets purchased with the proceeds of such Debt, and (iv) incurred substantially simultaneously with the purchase of such asset.

         "Permitted Purchase Money Liens" means Liens encumbering machinery, equipment, vehicles or other capital assets (but expressly excluding Mineral Interests) securing Permitted Purchase Money Debt, the proceeds of which are used to finance the purchase of such assets;

provided, that, such Liens shall not attach to or encumber any other assets, and such Liens shall be granted substantially simultaneously with the purchase of such assets.

         "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, entity, party, or Governmental Authority.

         "PGP" means Petroglyph Gas Partners, L.P., a Delaware limited partnership which, pursuant to, and upon the effective date of, the Merger, was merged with and into Borrower with Borrower being the surviving entity.

         "PGP II" means PGP II, L.P., a Delaware limited partnership which, pursuant to, and upon the effective date of, the Merger, was merged with and into Borrower with Borrower being the surviving entity.

         "Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA and any other program, policy and agreement providing bonus or other incentive compensation, deferred compensation, change-in-control, leave of absence, relocation, salary continuation, severance, sickness or other disability, stock purchase, stock option or award, vacation, or holiday benefits, which covers any employee or former employee of Borrower or any ERISA Affiliate or any beneficiary or dependent of such employee or former employee, whether or not written, and whether covering one person or more than one person, and which are sponsored or maintained by Borrower or any ERISA Affiliate or to which Borrower or any ERISA Affiliate contributes or is obligated to contribute. Without limiting the generality of the foregoing, the term "Plan" includes any employee welfare benefit plan within the meaning of Section 3(1) of ERISA and any employee pension benefit plan within the meaning of Section 3(2) of ERISA.

         "POC" means Petroglyph Operating Company, Inc., a Kansas corporation.

         "Pricing Grid" means the following table which specifies the Applicable Revolver Margin, the Applicable Term Margin, the Commitment Fee Percentage and the Letter of Credit Fee Percentage in effect under this Agreement. The Applicable Revolver Margin, the Applicable Term Margin, the Commitment Fee Percentage and the Letter of Credit Fee Percentage in effect under this Agreement on any date (the "Determination Date") shall be the amount determined from the Pricing Grid based on Borrower's Ratio of Consolidated Measured Debt to the Borrowing Base on such day.

                                       Applicable
    Ratio of Measured               Revolver Margin        Applicable Term Margin    Commitment
    Debt to Borrowing            ----------------------    ----------------------       Fee        Letter of Credit
            Base                 Base Rate   Eurodollar    Base Rate   Eurodollar    Percentage     Fee Percentage
-----------------------------    ---------   ----------    ---------   ----------    ----------    ----------------
    < or = to .60 to 1             .375%       1.75%          .75%        2.50%        .375%            .75%
> .60 to 1 < or = to .75 to 1      .375%       2.00%          .75%        2.50%        .375%            1.25%
        > .75 to 1                 .375%       2.50%          .75%        2.50%        .375%            1.25%

For purposes of this definition, Debt will be deemed to be outstanding on any date on which it is borrowed, but will not be deemed to be outstanding on the date repaid.

         "Prime Rate" means the per annum rate of interest established from time to time by Administrative Agent as its prime rate, which rate may not be the lowest rate of interest charged by Administrative Agent to its customers.

         "Proven Reserves" means, at any particular time, the estimated quantities of Hydrocarbons which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs attributable to Mineral Interests included or to be included in the Reserve Report under existing economic and operating conditions. The prices used may include consideration of changes in existing prices provided by contractual arrangements (reasonably decreased where market conditions dictate).

         "Quarterly Date" means the last day of each March, June, September and December.

         "Ratio of Consolidated Measured Debt to Borrowing Base" means, with respect to Borrower as of the date of determination, the ratio of (a) the sum of
(i) the Outstanding Credit on such date, plus (ii) all Subordinated Debt of Borrower and its Subsidiaries on such date to (b) the Borrowing Base in effect on such date.

         "Recognized Value" means, with respect to oil and gas properties, the pre-tax value of such properties determined in accordance with Financial Accounting Standards Board Statement 69, generally known as the "standardized measure of discounted cash flow".

         "Redetermination" means (i) any Scheduled Redetermination, (ii) any Special Redetermination, and (iii) any Disposition Redetermination.

         "Redetermination Date" means (a) with respect to any Scheduled Redetermination, each March 31, June 30, September 30 and December 31 commencing March 31, 1999, (b) with respect to any Special Redetermination, the first day of the first month which is not less than twenty (20) Domestic Business Days following the date of a request for a Special Redetermination, and (c) with respect to any Disposition Redetermination, the date specified in the notice delivered by Administrative Agent to Borrower and each Bank pursuant to Section
5.4 hereof.

         "Registration Rights Agreement" means that certain Registration Rights Agreement dated as of September 15, 1997, between Borrower and Existing Bank. The Registration Rights Agreement was executed in connection with the Existing Credit Agreement and for the sole benefit of Existing Bank, and no Bank (other than Existing Bank) shall have any interest therein or with respect thereto.

         "Regulation A" means Regulation A of the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 221, as in effect from time to time.

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 221, as in effect from time to time.

         "Request for Borrowing" has the meaning set forth in Section 2.1(d).

         "Request for Letter of Credit" has the meaning set forth in Section 2.1(e).

         "Required Banks" means Banks holding at least sixty-six and two-thirds percent (66 2/3%) of the Total Commitment.

         "Required Reserve Value" means Proven Reserves that have a Recognized Value of not less than eighty percent (80%) of the Recognized Value of all Proven Reserves held by Borrower and its Subsidiaries.

         "Reserve Report" means an unsuperseded engineering analysis of the Mineral Interests owned by Borrower, in form and substance reasonably acceptable to Required Banks, prepared in accordance with customary and prudent practices in the petroleum engineering industry and Financial Accounting Standards Board Statement 69. Each Reserve Report required to be delivered on or before February 15 of each year pursuant to Section 5.1 hereof shall be prepared by the Approved Petroleum Engineer and each Reserve Report required to be delivered on or before August 15 of each year shall be prepared by Borrower's in-house engineering staff, but shall be audited by the Approved Petroleum Engineer (and when delivered shall be accompanied by the audit report of the Approved Petroleum Engineer). Notwithstanding the foregoing, in connection with any Special Redetermination requested by Borrower, the Reserve Report shall be in form and scope mutually acceptable to Borrower and Required Banks. Until superseded, the Current Reserve Report shall constitute the Reserve Report.

         "Reserve Requirement" means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against, in the case of Eurodollar Loans, "Eurocurrency liabilities" (as such term is used in Regulation
D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the Adjusted Eurodollar Rate is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Loans. The Adjusted Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

         "Reserve Update" means a report to be delivered by Borrower to each Bank pursuant to Section 5.1 hereof which shall be prepared by Borrower's in-house engineering staff and which shall set forth in reasonable detail any material changes to the reserve information set forth in the Reserve Report most recently delivered to Banks pursuant to Section 5.1 hereof, including (a) the results of Borrower's drilling activity, and (b) any material deviation in actual results from the information projected in such Reserve Report with respect to production volumes, product prices and operating costs. Additionally, such Reserve Update shall include an exploration expenditure summary showing the exploration expenses incurred by Borrower for each three (3) month period ending on March 31 and September 30, respectively.

         "Revolver Conversion Date" means September 30, 2000.

         "Rights" means rights, remedies, powers, privileges and benefits.

         "Schedule" means a "schedule" attached to this Agreement and incorporated herein by reference, unless specifically indicated otherwise.

         "Scheduled Redetermination" means a Redetermination of the Borrowing Base pursuant to Section 5.2.

         "Section" refers to a "section" or "subsection" of this Agreement unless specifically indicated otherwise.

         "Security Documents" shall mean the Mortgages, the Amended and Restated Pledge Agreement, the Assignments and Amendments to Mortgages, and all other Mortgages, security agreements, financing statements, guarantees and other documents, certificates and instruments from time to time securing or guaranteeing the Obligations (including, without limitation, those delivered in connection with the Existing Credit Agreement), in each case as the same may be amended, modified, restated, supplemented, increased, renewed, extended, substituted for or replaced from time to time.

         "Sego Farmout" means that certain Joint Participation and Development Agreement dated August 31, 1997, by and between PGP and Sego Resources Corp., which Joint Participation and Development Agreement, and all rights and obligations of PGP thereunder, were assumed by Borrower pursuant to, and upon the effective date of, the Merger.

         "Spanish Peaks" means Spanish Peaks Gathering, L.L.C., a Colorado limited liability company, eighty percent (80%) of the outstanding membership interests of which are held by Borrower and whose principal asset consists of the Spanish Peaks Gathering Assets.

         "Spanish Peaks Gathering Assets" means the natural gas gathering system owned by Spanish Peaks and located in the Raton Basin of Colorado, including, without limitation (a) all easements, rights of way, licenses, permits, fee interests, leases and other rights in and to, or the rights to use, real property for the purposes of construction, maintenance or operation of such gathering system, (b) all pipe, pipelines, compressors, meters, valves, separators, interconnects, and other machinery, equipment, fixtures or fixed assets of any nature comprising a part of or used in connection with the ownership or operation of such gathering system, and (c) all contracts (including, without limitation, gathering agreements, processing agreements and similar agreements) licenses, permits entered into or held by Spanish Peaks in connection with the ownership or operation of such gathering system.

         "Special Redetermination" means a Redetermination of the Borrowing Base pursuant to Section 5.3.

         "Subordinated Debt" means all present and future indebtedness, obligations and liabilities and all renewals, extensions and modifications thereof, now or hereafter owed to any Person by Borrower, arising from, by virtue of, or pursuant to any loan document, or otherwise, together with all interest accruing thereon and costs, expenses and attorneys' fees incurred in the enforcement or collection thereof, which have been subordinated to repayment of the Obligations by a written subordination agreement, the terms and conditions of which are acceptable to Required Banks and their legal counsel, in their sole discretion.

         "Subsidiary" of a Person means every firm, corporation, association, partnership, joint venture, trust, or other entity of which an aggregate of fifty percent (50%) or more of the equity interests or the issued and outstanding stock having ordinary voting power (except directors' qualifying shares) is, at the time the determination is being made, owned, either directly or indirectly, or controlled by such Person or one or more of such Person's Subsidiaries.

         "Tangible Net Worth" means, with respect to any Person at any time, the shareholder's equity of such Person at such time less the Intangible Assets of such Person at such time. For purposes of this definition, "Intangible Assets" means the amount (to the extent reflected in determining such shareholder's equity) of all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, organization expenses and other intangible items.

         "Taxes" means all taxes, assessments, fees, levies, imposts, duties, deductions, withholdings, or other charges of any nature whatsoever from time to time or at any time imposed by any Law or Governmental Authority.

         "Termination Date" means September 30, 2003.

         "Total Commitment" means the Commitments of all Banks in an initial aggregate amount of $50,000,000 as such amount shall be reduced from time to time pursuant to Section 2.8 and as otherwise provided herein.

         "Type" means with reference to a Loan, the characterization of such Loan as the Base Rate Loan or a Eurodollar Loan based on the method by which the accrual of interest on such Loan is calculated.

         "UCC" means the Uniform Commercial Code as enacted in the State of New York or other applicable jurisdiction, as amended.

         "Warrant Agreement" means that certain Warrant Agreement dated as of September 15, 1997 among Borrower, PGP and Existing Bank. The Warrant Agreement was executed in connection with the Existing Credit Agreement and for the sole benefit of Existing Bank, and no Bank (other than Existing Bank) shall have any interest therein or with respect thereto.

         "Warrant Certificate" means that certain Warrant Certificate issued by Borrower to evidence the Warrants. The Warrant Certificate was executed in connection with the Existing Credit Agreement and for the sole benefit of Existing Bank, and no Bank (other than Existing Bank) shall have any interest therein or with respect thereto.

         "Warrant Related Documents" means the Warrant Agreement, the Warrant Certificate, the Registration Rights Agreement and all other certificates, documents or instruments delivered in connection with the Warrant Agreement, as the foregoing may be amended from time to time.

         "Warrants" mean those certain Warrants issued by Borrower to Existing Bank pursuant to the Warrant Agreement. The Warrants were issued in connection with the Existing Credit Agreement and for the sole benefit of Existing Bank, and no Bank (other than Existing Bank) shall have any right, title or interest therein or with respect thereto.

         "Well Certificates" has the meaning set forth in Section 7.1(a)(xiv).


         SECTION 1.2. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all Financial Statements required to be delivered hereunder shall be prepared in accordance with GAAP, applied on a basis consistent with the most recent audited consolidated Financial Statements of Borrower and its Consolidated Subsidiaries delivered to Banks prior to the date hereof except for changes concurred in by Borrower's independent certified public accountants and which are disclosed to Administrative Agent on the next date on which Financial Statements are required to be delivered to Banks pursuant to Section 9.1; provided that unless Required Banks shall otherwise agree in writing, no such change shall modify or affect the manner in which compliance with the covenants contained in Article XI are computed such that all such computations shall be conducted utilizing financial information presented consistently with prior periods.

         SECTION 1.3. Petroleum Terms. As used herein, the terms "proved reserves," "proved developed reserves," "proved developed producing reserves," "proved developed nonproducing reserves," and "proved undeveloped reserves" have the meaning given such terms from time to time and at the time in question by the Society of Petroleum Engineers of the American Institute of Mining Engineers.

         SECTION 1.4. Money. Unless expressly stipulated otherwise, all references herein to "dollars," "money," "funds," "payments," "prepayments" or other similar financial or monetary terms, are references to currency of the United States of America.


                                   ARTICLE II

                                   THE CREDIT

         SECTION 2.1. Commitments. (a) Each Bank severally agrees, subject to Sections 2.1(c), 7.1 and 7.2 and the other terms and conditions set forth in this Agreement, to lend to Borrower from time to time prior to the Revolver Conversion Date, amounts not to exceed in the aggregate at any one time outstanding, the amount of such Bank's Commitment reduced by an amount equal to such Bank's Letter of Credit Exposure. Each Borrowing shall be in an aggregate principal amount of $200,000 or any larger integral multiple of $500,000 (except that any Base Rate Borrowing may be in an amount equal to the Availability at such time), and (ii) shall be made from such Banks ratably in accordance with their respective Commitment Percentages. Subject to the foregoing limitations and the other provisions of this Agreement, prior to the Revolver Conversion Date, Borrower may borrow under this Section 2.1(a), repay amounts borrowed and request new Borrowings to be made under this
Section 2.1(a).

                  (b) Administrative Agent will, from time to time prior to the Revolver Conversion Date, upon request by Borrower, issue Letters of Credit for the account of Borrower, so long as (i) the sum of (A) the total Letter of Credit Exposure then existing, and (B) the amount of the requested Letter of Credit does not exceed twenty percent (20%) of the Borrowing Base, and (ii) Borrower would be entitled to a Borrowing under Sections 2.1(a) and 2.1(c) in the amount of the requested Letter of Credit. Not less than three (3) Domestic Business Days prior to the requested date of issuance of any such Letter of Credit, Borrower shall execute and deliver to Administrative Agent, Administrative Agent's customary letter of credit application. Each Letter of Credit shall be in the minimum amount of $10,000 and shall be in form and substance acceptable to Administrative Agent. No Letter of Credit shall have an expiration date later than thirty (30) days prior to the Revolver Conversion Date. Upon the date of issuance of a Letter of Credit, Administrative Agent shall be deemed to have sold to each other Bank, and each other Bank shall be deemed to have unconditionally and irrevocably purchased from Administrative Agent, a non-recourse participation in the related Letter of Credit and Letter of Credit Exposure equal to such Bank's Commitment Percentage of such Letter of Credit and Letter of Credit Exposure. Upon request of any Bank, but not less often than quarterly, Administrative Agent shall provide notice to each Bank by telephone, teletransmission or telex setting forth each Letter of Credit issued and outstanding pursuant to the terms hereof and specifying the beneficiary and expiration date of each such Letter of Credit, each Bank's percentage of each such Letter of Credit and the actual dollar amount of each Bank's participation held by Administrative Agent for such Bank's account and risk. At the time of issuance of each Letter of Credit, Borrower shall pay to Administrative Agent in respect of such Letter of Credit (a) the applicable Letter of Credit Fee, and
(b) the applicable Letter of Credit Fronting Fee. Administrative Agent shall distribute the Letter of Credit Fee payable upon the issuance of each Letter of Credit to Banks in accordance with their respective Commitment Percentages, and Administrative Agent shall retain the Letter of Credit Fronting Fee for its own account. Any amendment, modification, renewal or extension of any Letter of Credit shall be deemed to be the issuance of a new Letter of Credit for purposes of this Section 2.1(b).

         Immediately upon the occurrence of an Event of Default, Borrower shall deposit with Administrative Agent cash in such amounts as Administrative Agent may request, up to a maximum amount equal to the aggregate existing Letter of Credit Exposure of all Banks. Any amounts so deposited shall be held by Administrative Agent for the ratable benefit of all Banks as security for the outstanding Letter of Credit Exposure and the other Obligations, and Borrower will, in connection therewith, execute and deliver such security agreements in form and substance satisfactory to Administrative Agent which it may, in its discretion, require. As drafts or demands for payment are presented under any Letter of Credit, Administrative Agent shall apply such cash to satisfy such drafts or demands. When all Letters of Credit have expired and the Obligations have been repaid in full (and no Bank has any obligation to lend or issue Letters of Credit hereunder) or such Event of Default has been cured to the satisfaction of Required Banks, Administrative Agent shall release to Borrower any remaining cash deposited under this Section 2.1(b). Whenever Borrower is required to make deposits under this Section 2.1(b) and fails to do so on the day such deposit is due, Administrative Agent or any Bank may, without notice to Borrower, make such deposit (whether by application of proceeds of any collateral for the Obligations, by transfers from other accounts maintained with any Bank or otherwise) using any funds then available to any Bank of any Credit Party or any other party liable for repayment of the Obligations.

         Notwithstanding anything to the contrary contained herein, Borrower hereby agrees to reimburse Administrative Agent immediately upon demand by Administrative Agent, and in immediately available funds, for any payment or disbursement made by Administrative Agent under any Letter of Credit issued by it. Payment shall be made by Borrower with interest on the amount so paid or disbursed by Administrative Agent from and including the date payment is made under any Letter of Credit to and including the date of payment, at the Default Rate. The obligations of Borrower under this Section 2.1(b) will continue until all Letters of Credit have expired and all reimbursement obligations with respect thereto have been paid in full by Borrower and until all other Obligations shall have been paid in full.

         The reimbursement obligations of Borrower under this Section 2.1(b) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of the Loan Documents (including any letter of credit application or agreement executed pursuant to this Section 2.1(b)) under all circumstances whatsoever and Borrower hereby waives any defense to the payment of such reimbursement obligations based on any circumstance whatsoever, including without limitation, in any case, the following circumstances: (i) any lack of validity or enforceability of any Letter of Credit; (ii) the existence of any claim, set-off, counterclaim, defense or other Rights which Borrower or any other Person may have at any time against any beneficiary of any Letter of Credit, Administrative Agent, any Bank or any other Person, whether in connection with any Letter of Credit or any unrelated transaction; (iii) any statement, draft or other documentation presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever; (iv) payment by Administrative Agent under any Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; or (v) any other circumstance whatsoever, whether or not similar to any of the foregoing.

         As among Borrower, on the one hand, and Administrative Agent and each Bank, on the other hand, Borrower assumes all risks of the acts and omissions of, or misuse of any Letter of Credit by, the beneficiary of such Letters of Credit. In furtherance and not in limitation of the foregoing, neither Administrative Agent nor any Bank shall be responsible for:

                  (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for, issuance of, and presentation of drafts with respect to, any Letter of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

                  (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the Rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason;

                  (iii) the failure of the beneficiary of any Letter of Credit to comply duly with conditions required in order to draw upon any such Letter of Credit;

                  (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher;

                  (v) errors in interpretation of technical terms;

                  (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof;

                  (vii) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under any such Letter of Credit; or

                  (viii) any consequences arising from causes beyond the control of Administrative Agent or any Bank.

         Borrower shall be obligated to reimburse Administrative Agent upon demand for all amounts paid under any Letter of Credit as set forth in the immediately preceding paragraph hereof; provided however if Borrower for any reason fails to reimburse Administrative Agent in full upon demand, Banks shall reimburse Administrative Agent in accordance with each Banks' Commitment Percentage for amounts due and unpaid from Borrower as set forth hereinbelow; provided however that no such reimbursement made by Banks shall discharge Borrower's obligations to reimburse Administrative Agent. All reimbursement amounts payable by any Bank under this Section 2.1(b) shall include interest thereon at the Federal Funds Rate from the date of the payment of such amounts by Administrative Agent to the date of reimbursement by such Bank. No Bank shall be liable for the performance or nonperformance of the obligations of any other Bank under this Section 2.1(b). The reimbursement obligations of Banks under this Section 2.1(b) shall continue after the Termination Date and shall survive termination of this Agreement and the other Loan Documents.

                  (c) No Bank will be obligated to lend to Borrower hereunder or incur Letter of Credit Exposure, and Borrower shall not be entitled to borrow hereunder or obtain Letters of Credit hereunder in an amount which would cause the Outstanding Credit to exceed the Borrowing Base then in effect. No Bank shall be obligated to fund Borrowings hereunder and Borrower shall not be entitled to Borrowings hereunder during the existence of a Borrowing Base Deficiency.

                  (d) In order to request any Borrowing under this Section 2.1, Borrower shall hand deliver, telex or telecopy to Administrative Agent a duly completed Request for Borrowing (herein so called) prior to 11:00 a.m. (New York, New York time), (i) at least one (1) Domestic Business Day before the specified Borrowing Date of a proposed Base Rate Borrowing, and (ii) at least three (3) Eurodollar Business Days before the specified Borrowing Date of a proposed Eurodollar Borrowing. Each such Request for Borrowing shall be substantially in the form of Exhibit F hereto, and shall specify:

                  (i) the Borrowing Date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a Eurodollar Business Day in the case of a Eurodollar Borrowing;

                  (ii) the aggregate amount of such Borrowing;

                  (iii) whether such Borrowing is to be a Base Rate Borrowing or a Eurodollar Borrowing; and

                  (iv) in the case of a Eurodollar Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

Upon receipt of a Request for Borrowing, Administrative Agent shall promptly notify each Bank of the contents thereof and the amount of the Borrowing to be loaned by such Bank pursuant thereto, and such Request for Borrowing shall not thereafter be revocable by Borrower. Not later than 11:00 a.m. (New York, New York time) on the date of each Borrowing, each Bank shall make available its Commitment Percentage of such Borrowing, in Federal or other funds immediately available in New York, New York to Administrative Agent at its address set forth on Schedule 1.1 hereto. Notwithstanding the foregoing, if Borrower delivers to Administrative Agent a Request for Borrowing prior to 10:00 a.m. (New York, New York time) on a Domestic Business Day requesting a Base Rate Borrowing on such day, each Bank shall use its best efforts to make available to Administrative Agent its Commitment Percentage of such Borrowing by 1:00 p.m. (New York, New York time) on the same day. Unless Administrative Agent determines that any applicable condition specified in Section 7.2 has not been satisfied, Administrative Agent will make the funds so received from Banks available to Borrower at Administrative Agent's aforesaid address.

                  (e) In order to request any Letter of Credit hereunder, Borrower shall hand deliver, telex or telecopy to Administrative Agent a duly completed Request for Letter of Credit (herein so called) prior to 11:00 a.m. (New York, New York time) at least three (3) Domestic Business Days before the date specified for issuance of such Letter of Credit. Each Request for Letter of Credit shall be substantially in the form of Exhibit G hereto, shall be accompanied by Administrative Agent's duly completed and executed letter of credit application and agreement and shall specify:

                  (i) the requested date for issuance of such Letter of Credit;

                  (ii) the terms of such requested Letter of Credit, including the name and address of the beneficiary, the stated amount, the expiration date and the conditions under which drafts under such Letter of Credit are to be available; and

                  (iii) the purpose of such Letter of Credit.

Upon receipt of a Request for Letter of Credit, Administrative Agent shall promptly notify each Bank of the contents thereof, including the amount of the requested Letter of Credit, and such Request for Letter of Credit shall not thereafter be revocable by Borrower. Not later than 11:00 a.m. (New York, New York time) on the date each Letter of Credit is requested, unless Administrative Agent determines that any applicable condition precedent set forth in Section 7.2 hereof has not been satisfied, Administrative Agent will issue and deliver such Letter of Credit pursuant to the instructions of Borrower.

         SECTION 2.2. Notes. Each Bank's Commitment Percentage of the Loan shall be evidenced by a single Note payable to the order of such Bank in an amount equal to such Bank's Commitment.

         SECTION 2.3. Interest Rates; Payments. (a) The principal amount of the Base Rate Loan shall bear interest at a rate per annum equal to (i) prior to the Revolver Conversion Date, the sum of the Applicable Revolver Margin plus the Base Rate in effect from day to day, and (ii) from and after the Revolver Conversion Date, the sum of the Applicable Term Margin plus the Base Rate in effect from day to day; provided that in no event shall the rate charged hereunder or under the Notes exceed the Maximum Lawful Rate. Interest on the Base Rate Loan shall be payable as it accrues on the last day of each Fiscal Quarter, on the Revolver Conversion Date, and on the Termination Date.

                  (b) The principal amount of each Eurodollar Loan shall bear interest for the Interest Period applicable thereto at a rate per annum equal to
(i) prior to the Revolver Conversion Date, the sum of the Applicable Revolver Margin plus the applicable Adjusted Eurodollar Rate, and (ii) from and after the Revolver Conversion Date, the sum of the Applicable Term Margin plus the applicable Adjusted Eurodollar Rate; provided that in no event shall the rate charged hereunder or under the Notes exceed the Maximum Lawful Rate. Interest on any Eurodollar Loan with an interest period of three (3) months or less shall be payable on the last day of the Interest Period applicable thereto. Interest on any Eurodollar Loan with an Interest Period greater than three (3) months shall be payable as it accrues at three month intervals commencing with the expiration of three months following the commencement of such Interest Period.

                  (c) So long as no Default or Event of Default shall be continuing, subject to the provisions of this Section 2.3, Borrower shall have the option of having all or any portion of the principal outstanding under the Loan be a Base Rate Loan or one (1) or more Eurodollar Loans, which shall bear interest at rates determined by reference to the Base Rate and the Adjusted Eurodollar Rate, respectively; provided that each Eurodollar Loan shall be in a minimum amount of $200,000 and shall be in an amount which is an integral multiple of $50,000. Prior to the termination of each Interest Period with respect to each Eurodollar Loan, Borrower shall give written notice (a "Notice of Continuation or Conversion") in the form of Exhibit H attached hereto to Administrative Agent of the Type of Loan which shall be applicable to the principal of such Eurodollar Loan upon the expiration of such Interest Period. Such Notice of Continuation or Conversion shall be given to Administrative Agent at least one (1) Domestic Business Day, in the case of a Base Rate Loan selection, and three (3) Eurodollar Business Days, in the case of a Eurodollar Loan selection, prior to the termination of the Interest Period then expiring. If Borrower shall specify a Eurodollar Loan, such Notice of Continuation or Conversion shall also specify the length of the succeeding Interest Period (subject to the definition of such term) selected by Borrower. Each Notice of Continuation or Conversion shall be irrevocable and effective upon notification thereof to Administrative Agent. If the required Notice of Continuation or Conversion shall not have been timely received by Administrative Agent, Borrower shall be deemed to have elected that the principal of the Eurodollar Loan subject to the Interest Period then expiring be a part of the Base Rate Loan upon the expiration of such Interest Period and Borrower will be deemed to have given Administrative Agent notice of such election. Subject to the limitations set forth in this Section 2.3(c) on the amount and number of Eurodollar Loans, Borrower shall have the right to convert (a "Conversion") all or any part of the Base Rate Loan to a Eurodollar Loan by giving Administrative Agent a Notice of Continuation or Conversion of such election at least three (3) Eurodollar Business Days prior to the date on which Borrower elects to make such conversion (a "Conversion Date"). The Conversion Date selected by Borrower shall be a Eurodollar Business Day. Notwithstanding anything in this Section 2.3 to the contrary, no portion of the principal of the Base Rate Loan may be Converted to a Eurodollar Loan and no Eurodollar Loan may be Continued as such when any Default or Event of Default has occurred and is continuing, but each such Eurodollar Loan shall be automatically Converted to the Base Rate Loan on the last day of each applicable Interest Period. Borrower shall not be permitted to have more than three (3) Eurodollar Loans in effect at any time.

                  (d) Notwithstanding anything to the contrary set forth in
Section 2.3(a) or (b) above, all overdue principal of and, to the extent permitted by Law, overdue interest, shall bear interest from the date due, payable on demand, for each day until paid at the Default Rate.

                  (e) Administrative Agent shall determine each interest rate applicable to the Loan in accordance with the terms hereof. Administrative Agent shall promptly notify Borrower and Banks by telex, teletransmission or cable of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

                  (f) Notwithstanding the foregoing, if at any time the rate of interest calculated with reference to the Base Rate or the Eurodollar Rate hereunder (the "contract rate") is limited to the Maximum Lawful Rate, any subsequent reductions in the contract rate shall not reduce the rate of interest on the Loan below the Maximum Lawful Rate until the total amount of interest accrued equals the amount of interest which would have accrued if the contract rate had at all times been in effect. In the event that at maturity (stated or by acceleration), or at final payment of any Note, the total amount of interest paid or accrued on such Note is less than the amount of interest which would have accrued if the contract rate had at all times been in effect with respect thereto, then at such time, to the extent permitted by Law, Borrower shall pay to the holder of such Note an amount equal to the difference between (i) the lesser of (a) the amount of interest which would have accrued if the contract rate had at all times been in effect, and (b) the amount of interest which would have accrued if the Maximum Lawful Rate had at all times been in effect, and
(ii) the amount of interest actually paid on such Note.

                  (g) Interest payable hereunder on each Eurodollar Loan shall be computed based on the number of actual days elapsed assuming that each calendar year consisted of 360 days. Interest payable hereunder on the Base Rate Loan shall be computed based on the actual number of days elapsed assuming that each calendar year consisted of 365 days.

         SECTION 2.4. Borrowing Base Deficiency. If, at any time, a Borrowing Base Deficiency shall occur, then, Borrower shall (i) within ninety (90) days after the date such Borrowing Base Deficiency first occurs, either (A) provide additional collateral acceptable to Agent and

Required Banks as security for the Obligations, with a value as determined by Required Banks in their sole discretion, at least equal to the amount of such Borrowing Base Deficiency, or (B) prepay, without premium or penalty (except as provided in Section 4.5), the Loan, in an amount to at least equal to the amount of such Borrowing Base Deficiency.

         SECTION 2.5. Mandatory Repayments. If, on any date, the aggregate outstanding principal balance of the Loan on such date shall exceed the Total Commitment, then, Borrower shall immediately repay, without premium or penalty, the principal of the Loan in an amount equal to such excess, along with accrued unpaid interest on the amount so repaid to the date of such repayment. On each Quarterly Date after the Revolver Conversion Date (commencing on December 31,
2000), Borrower shall make a mandatory prepayment of the principal of the Loan then outstanding in an amount equal to one-twelfth (1/12th) of the aggregate principal balance of the Loan outstanding on the Revolver Conversion Date.

         SECTION 2.6. Voluntary Prepayments. Borrower may, subject to Section
4.5 and the other provisions of this Agreement, upon (A) one (1) Domestic Business Day's advance notice to Administrative Agent with respect to Base Rate Borrowings, and (B) five (5) Domestic Business Days advance notice to Administrative Agent with respect to Eurodollar Borrowings, prepay the principal of the Loan in whole or in part. Any partial prepayment shall be in a minimum amount of $200,000 and shall be in an integral multiple of $50,000, and (i) to the extent made after the Revolver Conversion Date (a) may not be reborrowed hereunder, and (b) shall be applied to the mandatory prepayments required by
Section 2.5 hereof in the inverse order of maturity, and (ii) to the extent made with respect to any Eurodollar Loan, may be made only on the last day of the Interest Period applicable thereto.

         SECTION 2.7. Voluntary Reduction of Commitments. Borrower may, by notice to Administrative Agent five (5) Domestic Business Days prior to the effective date of any such reduction, reduce the Total Commitment (and thereby reduce the Commitment of each Bank ratably) in amounts not less than $5,000,000 and in an amount which is an integral multiple of $1,000,000. On the effective date of any such reduction, Borrower shall, to the extent required as a result of such reduction, make a principal payment on the Loan in an amount sufficient to cause the Outstanding Credit to be equal to or less than the Total Commitment as thereby reduced. Notwithstanding the foregoing, Borrower shall not be permitted to voluntarily reduce the Total Commitment to an amount less than the aggregate Letter of Credit Exposure of all Banks.

         SECTION 2.8. Mandatory Reduction of Commitments. The Total Commitment shall reduce (and the Commitments of each Bank shall reduce ratably) on the Revolver Conversion Date to an amount equal to the principal balance of the Loan outstanding on the Revolver Conversion Date. The Total Commitment shall reduce after the Revolver Conversion Date (and the Commitments of each Bank shall reduce ratably) (a) on each Quarterly Date in an amount equal to the mandatory prepayment required to be made on such date pursuant to Section 2.5, (b) on the date of each prepayment made pursuant to Section 2.4 by the amount of such prepayment, (c) on the date of each voluntary prepayment made pursuant to
Section 2.6 by the amount of such voluntary prepayment, and (d) on the date of each voluntary prepayment made pursuant to Section 2.7 by the amount of such voluntary prepayment.

         SECTION 2.9. Termination of Commitments; Final Maturity of Loan. The Total Commitment (and the Commitment of each Bank) shall terminate, and the entire outstanding principal balance of the Loan, all interest accrued thereon, all accrued but unpaid fees hereunder and all other outstanding Obligations shall be due and payable in full on the Termination Date.

         SECTION 2.10. Unused Commitment Fee. On the Revolver Conversion Date, on each Quarterly Date prior to the Revolver Conversion Date, and, in the event the Commitments are terminated in their entirety prior to the Revolver Conversion Date, on the date of such termination, Borrower shall pay to Administrative Agent, for the ratable benefit of each Bank based on each Bank's Commitment Percentage, a commitment fee equal to the Commitment Fee Percentage in effect from day to day (applied on a per annum basis and computed on the basis of actual days elapsed and as if each calendar year consisted of 365 days) of the average daily Availability for the Fiscal Quarter (or portion thereof) ending on the date such payment is due.

         SECTION 2.11. Borrowing Base Increase Fee. On the date of any increase in the Borrowing Base which results in an increase in the Borrowing Base beyond the existing Apex Borrowing Base, Borrower shall pay to Administrative Agent for the ratable benefit of each Bank, a borrowing base increase fee equal to one-half of one percent (.50%) on the difference between (i) the existing Apex Borrowing Base, and (ii) the Borrowing Base on the day of such increase of the Borrowing Base after giving effect to such increase.

         SECTION 2.12. Agency and other Fees. Borrower shall pay to Administrative Agent and its Affiliates such other fees and amounts as Borrower shall be required to pay to Administrative Agent and its Affiliates from time to time pursuant to any separate agreement between Borrower and Administrative Agent or such Affiliates. Such fees and other amounts shall be retained by Administrative Agent and its Affiliates, and no Bank (other than Administrative Agent) shall have any interest therein.


                                   ARTICLE III

                               GENERAL PROVISIONS

         SECTION 3.1. Delivery and Endorsement of Notes. Simultaneously with the execution of this Agreement, Administrative Agent shall deliver to each Bank the Notes payable to such Bank. Each Bank may endorse (and prior to any transfer of its Notes shall endorse) on the schedules attached and forming a part thereof appropriate notations to evidence the date and amount of its Commitment Percentage of each Borrowing, the Interest Period applicable thereto, and the date and amount of each payment of principal made by Borrower with respect thereto; provided that the failure by any Bank to so endorse its Notes shall not affect the liability of Borrower for the repayment of all amounts outstanding under such Notes together with interest thereon. Each Bank is hereby irrevocably authorized by Borrower to endorse its Notes and to attach to and make a part of any Notes a continuation of any such schedule as required.

         SECTION 3.2. General Provisions as to Payments. (a) Borrower shall make each payment of principal of, and interest on, the Loan and all fees payable hereunder shall be paid not later than 11:00 a.m. (New York, New York time) on the date when due, in Federal or other funds immediately available in New York, New York, to Administrative Agent at its address set forth on Schedule 1.1 hereto. Administrative Agent will promptly (and if such payment is received by Administrative Agent by 10:00 a.m. (New York, New York time), and otherwise if reasonably possible, on the same Domestic Business Day) distribute to each Bank its Commitment Percentage of each such payment received by Administrative Agent for the account of Banks. Whenever any payment of principal of, or interest on, any portion of the Base Rate Loan or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day (subject to the definition of Interest Period). Whenever any payment of principal of, or interest on, any portion of any Eurodollar Loan shall be due on a day which is not a Eurodollar Business Day, the date for payment thereof shall be extended to the next succeeding Eurodollar Business Day (subject to the definition of Interest Period). If the date for any payment of principal is extended by operation of Law or otherwise, interest thereon shall be payable for such extended time. Borrower hereby authorizes Administrative Agent to charge from time to time against Borrower's accounts with Administrative Agent any amount then due.

                  (b) Prior to the occurrence of an Event of Default, all principal payments received by Banks with respect to the Loan shall be applied first to Eurodollar Loans outstanding with Interest Periods ending on the date of such payment, then to the Base Rate Loan, and then to Eurodollar Loans next maturing until such principal payment is fully applied.

                  (c) After the occurrence of an Event of Default, all amounts collected or received by Administrative Agent or any Bank shall be applied first to the payment of all proper costs incurred by Administrative Agent in connection with the collection thereof (including reasonable expenses and disbursements of Administrative Agent), second to the payment of all proper costs incurred by Banks in connection with the collection thereof (including reasonable expenses and disbursements of Banks), third to the reimbursement of any advances made by Banks to effect performance of any unperformed covenants of any Credit Party under any of the Loan Documents, fourth to the payment of any unpaid fees required pursuant to Section 2.13, fifth to the payment of any unpaid fees required pursuant to Sections 2.1(b), 2.10, 2.11, and 2.12 sixth to payment to each Bank of its Commitment Percentage of the outstanding principal of the Loan and accrued but unpaid interest thereon, and seventh to establish the deposits required pursuant to Section 2.1(b). All payments received by a Bank after the occurrence of an Event of Default for application to the principal of the Loan shall be applied by such Bank in the manner provided in
Section 3.2(b).


                                   ARTICLE IV

                             CHANGE IN CIRCUMSTANCES

         SECTION 4.1. Increased Cost and Reduced Return.

                  (a) If, after the date hereof, the adoption of any applicable Law, rule, or regulation, or any change in any applicable Law, rule, or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its

Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank, or comparable agency:

                  (i) shall subject such Bank (or its Applicable Lending Office) to any Tax, duty, or other charge with respect to any Eurodollar Loans, its Note, or its obligation to make Eurodollar Loans, or change the basis of taxation of any amounts payable to such Bank (or its Applicable Lending Office) under this Agreement or its Note in respect of any Eurodollar Loans (other than Taxes imposed on the overall net income of such Bank by the jurisdiction in which such Bank has its principal office or such Applicable Lending Office);

                  (ii) shall impose, modify, or deem applicable any reserve, special deposit, assessment, compulsory loan, or similar requirement (other than the Reserve Requirement utilized in the determination of the Adjusted Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Bank (or its Applicable Lending Office), including the Commitment of such Bank hereunder; or

                  (iii) shall impose on such Bank (or its Applicable Lending Office) or on the London interbank market any other condition affecting this Agreement or its Note or any of such extensions of credit or liabilities or commitments; and

                  (iv) the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making, Converting into, Continuing, or maintaining any Eurodollar Loans or to reduce any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or its Note with respect to any Eurodollar Loans, then Borrower shall pay to such Bank on demand such amount or amounts as will compensate such Bank for such increased cost or reduction. If any Bank requests compensation by Borrower under this
         Section 4.1(a), Borrower may, by notice to such Bank (with a copy to Administrative Agent), suspend the obligation of such Bank to make or Continue Eurodollar Loans or to Convert all or part of the Base Rate Loan owing to such Bank into Eurodollar Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 4.4 shall be applicable); provided that such suspension shall not affect the right of such Bank to receive the compensation so requested.

                  (b) If, after the date hereof, any Bank shall have determined that the adoption of any applicable Law, rule, or regulation regarding capital adequacy or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Bank or any corporation controlling such Bank as a consequence of such Bank's obligations hereunder to a level below that which such Bank or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction.

                  (c) Each Bank shall promptly notify Borrower and Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this
Section 4.1 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to it. Any Bank claiming compensation under this Section 4.1 shall furnish to Borrower and Administrative Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

         SECTION 4.2. Limitation on Eurodollar Loans. If on or prior to the first day of any Interest Period for any Eurodollar Loan:

                  (a) Administrative Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

                  (b) Required Banks determine (which determination shall be conclusive) and notify Administrative Agent that the Adjusted Eurodollar Rate will not adequately and fairly reflect the cost to Banks of funding Eurodollar Loans for such Interest Period;

then Administrative Agent shall give Borrower prompt notice thereof and the relevant amounts or periods, and so long as such condition remains in effect, Banks shall be under no obligation to make additional Eurodollar Loans, Continue Eurodollar Loans, or to Convert all or any part of the Base Rate Loan into Eurodollar Loans and Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Eurodollar Loans or Convert such Eurodollar Loans into the Base Rate Loan in accordance with the terms of this Agreement.

         SECTION 4.3. Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Bank or its Applicable Lending Office to make, maintain, or fund Eurodollar Loans hereunder, then such Bank shall promptly notify Borrower thereof and such Bank's obligation to make or Continue Eurodollar Loans and to Convert all or any part of the Base Rate Loan into Eurodollar Loans shall be suspended until such time as such Bank may again make, maintain, and fund Eurodollar Loans (in which case the provisions of Section 4.4 shall be applicable).

         SECTION 4.4. Treatment of Affected Loans. If the obligation of any Bank to make particular Eurodollar Loans or to Continue Eurodollar Loans, or to Convert all or any part of the Base Rate Loan into Eurodollar Loans shall be suspended pursuant to Section 4.1 or 4.3 hereof, such Bank's Eurodollar Loans shall be automatically Converted into the Base Rate Loan on the last day(s) of the then current Interest Period(s) for Eurodollar Loans (or, in the case of a Conversion required by Section 4.3 hereof, on such earlier date as such Bank may specify to Borrower with a copy to Administrative Agent) and, unless and until such Bank gives notice as provided below that the circumstances specified in
Section 4.1 or 4.3 hereof that gave rise to such Conversion no longer exist:

                  (a) to the extent that such Bank's Eurodollar Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Bank's Eurodollar Loans shall be applied instead to the Base Rate Loan; and

                  (b) all Loans that would otherwise be made or Continued by such Bank as Eurodollar Loans shall be made or Continued instead as part of the Base Rate Loan, and all or any part of the Base Rate Loan that would otherwise be Converted into Eurodollar Loans shall remain as part of the Base Rate Loan.

If such Bank gives notice to Borrower (with a copy to Administrative Agent) that the circumstances specified in Section 4.1 or 4.3 hereof that gave rise to the Conversion of such Bank's Eurodollar Loans pursuant to this Section 4.4 no longer exist (which such Bank agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans made by other Banks are outstanding, such Bank's portion of the Base Rate Loan shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Loans, to the extent necessary so that, after giving effect thereto, all Loans held by Banks holding Eurodollar Loans are held pro rata (as to principal amounts, and Interest Periods) in accordance with their respective Commitments.

         SECTION 4.5. Compensation. Upon the request of any Bank, Borrower shall pay to such Bank such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost, or expense (including loss of anticipated profits) incurred by it as a result of:

                  (a) any payment, prepayment, or Conversion of a Eurodollar Loan for any reason (including, without limitation, the acceleration of the Loan) on a date other than the last day of the Interest Period for such Loan; or

                  (b) any failure by Borrower for any reason (including, without limitation, the failure of any condition precedent specified in Article VII to be satisfied) to borrow, Convert, Continue, or prepay a Eurodollar Loan on the date for such Borrowing, Conversion, Continuation, or prepayment specified in the relevant notice of Borrowing, prepayment, Continuation, or Conversion under this Agreement.

         SECTION 4.6. Taxes. (a) Any and all payments by Borrower to or for the account of any Bank or Administrative Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future Taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and Administrative Agent, Taxes imposed on its income, and franchise Taxes imposed on it, by the jurisdiction under the Laws of which such Bank (or its Applicable Lending Office) or Administrative Agent (as the case may be) is organized or any political subdivision thereof (all such non-excluded Taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Non-Excluded Taxes"). If Borrower shall be required by Law to deduct any Non-Excluded Taxes from or in respect of any sum payable under this Agreement or any other Loan Document to any Bank or Administrative Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.6) such Bank or Administrative Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Law, and (iv) Borrower shall furnish to Administrative Agent, at its address referred to in Section 14.1, the original or a certified copy of a receipt evidencing payment thereof.

                  (b) In addition, Borrower agrees to pay any and all present or future stamp or documentary Taxes and any other excise or property Taxes or charges or similar levies which arise from any payment made under this Agreement or any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

                  (c) Borrower agrees to indemnify each Bank and Administrative Agent for the full amount of Non-Excluded Taxes and Other Taxes (including, without limitation, any Non- Excluded Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 4.6) paid by such Bank or Administrative Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

                  (d) Each Bank organized under the Laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank listed on the signature pages hereof and on or prior to the date on which it becomes a Bank in the case of each other Bank, and from time to time thereafter if requested in writing by Borrower or Administrative Agent (but only so long as such Bank remains lawfully able to do so), shall provide Borrower and Administrative Agent with (i) Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Code), certifying that such Bank is entitled to an exemption from or a reduced rate of tax on payments pursuant to this Agreement or any of the other Loan Documents.

                  (e) For any period with respect to which a Bank has failed to provide Borrower and Administrative Agent with the appropriate form pursuant to
Section 4.6(d) (unless such failure is due to a change in treaty, Law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Bank shall not be entitled to indemnification under Section 4.6(a) or 4.6(b) with respect to Non-Excluded Taxes imposed by the United States; provided, however, that should a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Non-Excluded Taxes because of its failure to deliver a form required hereunder, Borrower shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Non-Excluded Taxes.

                  (f) If Borrower is required to pay additional amounts to or for the account of any Bank pursuant to this Section 4.6, then such Bank will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Bank, is not otherwise disadvantageous to such Bank.

                  (g) Within thirty (30) days after the date of any payment of Non-Excluded Taxes, Borrower shall furnish to Administrative Agent the original or a certified copy of a receipt evidencing such payment.

                  (h) Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this Section 4.6 shall survive the termination of the Commitments and the payment in full of the Notes.

         SECTION 4.7. Discretion of Banks as to Manner of Funding. Notwithstanding any provisions of this Agreement to the contrary, each Bank shall be entitled to fund and maintain its funding of all or any part of its Commitment in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if such Bank had actually funded and maintained each Eurodollar Loan during the Interest Period for such Eurodollar Loan through the purchase of deposits having a maturity corresponding to the last day of such Interest Period and bearing an interest rate equal to the Adjusted Eurodollar Rate for such Interest Period.


                                    ARTICLE V

                                 BORROWING BASE

         SECTION 5.1. Delivery of Reserve Reports. (a) As soon as available and in any event by February 15 and August 15 of each year commencing February 15, 1999, Borrower shall deliver to each Bank, at Borrower's expense, a Reserve Report prepared as of the immediately preceding December 31 and June 30, respectively. In addition to the foregoing, as soon as available and in any event by May 15 and November 15 of each year commencing May 15, 1999, Borrower shall deliver to each Bank a Reserve Update prepared as of the immediately preceding March 31 and September 30, respectively, which shall set forth the information described in the definition of such term contained in Section 1.1 hereof. As soon as practical after each Bank's receipt of the Reserve Report and the Reserve Update, as applicable, but in no event later than the applicable Redetermination Date, as the case may be, Banks shall redetermine the Maximum Borrowing Base in accordance with Section 5.5 and Administrative Agent shall promptly notify Borrower of the amount of the Maximum Borrowing Base as so determined.

                  (b) In the event that Borrower does not furnish to Banks the Reserve Report and Reserve Update (as applicable) or any other information specified in clause (a) above by the date specified therein, Banks may nonetheless redetermine the Maximum Borrowing Base and redesignate the Maximum Borrowing Base from time to time thereafter at their discretion until Banks receive the relevant Reserve Report or Reserve Update (as applicable) or other information, whereupon Banks shall redetermine the Maximum Borrowing Base as otherwise specified in this Article V.

                  (c) Each delivery of a Reserve Report and Reserve Update by Borrower to Banks shall constitute a representation and warranty by Borrower to Administrative Agent and each Bank that, unless otherwise disclosed to Administrative Agent and each Bank in writing on or prior to the date of such delivery, (i) Borrower owns the Mineral Interests described in the Reserve Report (or Reserve Update, as applicable) free and clear of any Liens (except Permitted Encumbrances), and (ii) Mineral Interests representing not less than the Required Reserve Value of the Proven Reserves reflected in such Reserve Report (or Reserve Update, as applicable) constitute Mortgaged Property.

         SECTION 5.2. Selection of Borrowing Base. Upon notification by Administrative Agent to Borrower of the amount of the Maximum Borrowing Base, Borrower shall notify Administrative Agent and each Bank of the amount of the Borrowing Base requested by Borrower which shall not exceed the amount of the Maximum Borrowing Base. The Borrowing Base selected by Borrower shall be the Borrowing Base which shall remain in effect until the next Redetermination Date, provided that the Borrowing Base may be redetermined between Redetermination Dates in accordance with Section 5.3 hereof. If Borrower fails to notify Administrative Agent and each Bank of the amount of the requested Borrowing Base within ten (10) days after Borrower is notified of the amount of the Maximum Borrowing Base, Borrower will be deemed to have selected the Maximum Borrowing Base.

         SECTION 5.3. Special Redeterminations of Maximum Borrowing Base. Special Redeterminations of the Maximum Borrowing Base may be requested by Borrower or Required Banks at any time during the term hereof; provided, however, that there shall be no more than an aggregate of two (2) Special Redeterminations in any calendar year. If any Special Redetermination is requested by Borrower, it shall be accompanied by such information regarding Borrower's business (including the Mineral Interests and the Proven Reserves and production relating thereto) as Banks may reasonably request, including without limitation a Reserve Report to be delivered at least fifteen (15) days prior to the requested date of Redetermination. If any Special Redetermination is requested by Required Banks, Borrower shall provide Administrative Agent and each Bank with a Reserve Report as soon as possible following the request; provided, however, such Special Redetermination shall not be counted as a Special Redetermination for purposes of the first sentence of this Section 5.3. The determination whether to increase or decrease the Maximum Borrowing Base shall then be made by all Banks (in the case of an increase) or Required Banks (in the case of a decrease or reaffirmation) in their sole discretion in accordance with the standards set forth in Article V hereof. Promptly following any Special Redetermination pursuant to this Section 5.3, Administrative Agent shall notify Borrower of the amount of the Maximum Borrowing Base as so redetermined. In the event of any Special Redetermination of the Maximum Borrowing Base pursuant to this Section 5.3, Required Banks in the exercise of their discretion may suspend the next regularly Scheduled Redetermination of the Maximum Borrowing Base.

         SECTION 5.4. Disposition Redetermination. In addition to Scheduled Redeterminations and Special Redeterminations, in the event during any period between Redeterminations of the Borrowing Base, Borrower sells Proven Reserves pursuant to, and in accordance with, Section 10.10 hereof, the Borrowing Base shall be automatically reduced by the amounts, and in the manner, provided in such Section 10.10. Promptly following any reduction in the Borrowing Base pursuant to this Section 5.4 and Section 10.10, Administrative Agent shall notify Borrower and each Bank of the amount of the Borrowing Base so reduced, which Borrowing Base shall be effective as of the date specified in such notice, and shall remain in effect for all purposes of this Agreement until the next Redetermination.

         SECTION 5.5. Standards for Redetermination. Each Redetermination of the Maximum Borrowing Base by Banks made pursuant to this Article V shall be made
(i) in the sole discretion of Banks, (ii) generally in accordance with each such Bank's then current practices, customary internal standards and procedures used by each such Bank for its petroleum industry customers for valuing and redetermining the value of oil and gas properties in connection with reserve based on oil and gas loan transactions, (iii) in conjunction with the most recent Reserve Report, Reserve Update or other information received by Administrative Agent and each Bank and deemed reliable by Administrative Agent and each Bank (in their sole discretion) relating to the Proven Reserves of Borrower in the Mineral Interests of Borrower, which secure the Loan (to the extent required by Section 6.1 hereof), and (iv) based upon the estimated value of the Proven Reserves owned by Borrower in the Mineral Interests of Borrower which secure the Loan (to the extent required by Section 6.1 hereof) as determined by Required Banks; provided, however, no Proven Reserves shall be included or considered for inclusion in the Maximum Borrowing Base unless (A) such Proven Reserves are (or will become simultaneously with a Borrowing hereunder) Collateral (to the extent required by Section 6.1 hereof), and (B) Administrative Agent and each Bank shall have received, at Borrower's expense, evidence of title satisfactory in form and substance to Required Banks that Administrative Agent (for the ratable benefit of Banks) has a perfected, first priority Lien (except for Permitted Encumbrances) on such Proven Reserves to the extent required by Section 6.1. At all times after Administrative Agent has given Borrower notification of a Redetermination of the Maximum Borrowing Base under this Article V, the Maximum Borrowing Base shall be equal to the redetermined amount until the Maximum Borrowing Base is subsequently redetermined in accordance with this Article V subject, however, to reduction pursuant to Section 10.10(ii).

         SECTION 5.6. Voluntary Designation of Borrowing Base. Borrower may from time to time and at any time prior to the Revolver Conversion Date, upon two (2) Domestic Business Days' prior written notice to Administrative Agent and each Bank, decrease the Borrowing Base, by designating a Borrowing Base which is lower than the Borrowing Base then in effect. Any such designation shall be effective as of the date of the notice.

         SECTION 5.7. Borrowing Base Deficiency. If a Borrowing Base Deficiency exists after giving effect to any Redetermination, Borrower shall be obligated to eliminate such Borrowing Base Deficiency in the manner required by Section 2.4.

         SECTION 5.8. Initial Borrowing Base. Notwithstanding anything to the contrary contained herein, the Borrowing Base in effect during the period commencing on the Closing Date and ending on the effective date of the first Redetermination after the Closing Date shall be the Initial Borrowing Base.

                                   ARTICLE VI

                            COLLATERAL AND GUARANTEES

         SECTION 6.1. Security. (a) The Obligations shall be secured by first and prior Liens (subject only to Permitted Encumbrances) covering and encumbering (i) the Mineral Interests owned by Borrower specified by Administrative Agent or Required Banks which shall in all events include not less than the Required Reserve Value of all Proven Reserves owned by Borrower on and after the Closing Date, and (ii) one hundred percent (100%) of the outstanding membership interests of Spanish Peaks owned by Borrower. On the Closing Date, Borrower shall deliver to Administrative Agent, for the ratable benefit of each Bank (A) the Assignments and Amendments to Mortgages in form and substance acceptable to Administrative Agent and duly executed and delivered by Borrower and Existing Bank, together with such other assignments, conveyances, amendments, agreements and other writings, including, without limitation, UCC-3 amendments and assignments (each duly authorized and executed) as Administrative Agent shall deem necessary or appropriate to assign and convey the Existing Mortgages to Administrative Agent for the ratable benefit of each Bank, and to confirm, evidence and perfect the Liens created by the Existing Mortgages in favor of Administrative Agent for the ratable benefit of each Bank, (B) Mortgages in form and substance acceptable to Administrative Agent and duly executed and delivered by Borrower, together with such other assignments, conveyances, amendments, agreements and other writings, including, without limitation, UCC-1 financing statements (each duly authorized and executed) as Administrative Agent shall deem necessary or appropriate to grant, evidence and perfect the Liens required by this Section 6.1(a) on Mineral Interests which are not subject to the Existing Mortgages, (C) the Amended and Restated Pledge Agreement duly executed and delivered by Borrower, (D) such UCC-1 financing statements and UCC-3 amendments and assignments as Administrative Agent shall require to fully evidence and perfect the Liens created by the Amended and Restated Pledge Agreement, and (E) certificates of interests evidencing all of the outstanding membership interests of Spanish Peaks owned by Borrower, duly endorsed for transfer to Administrative Agent.

                  (b) On the Closing Date and on or before each Redetermination Date after the Closing Date and at such other times as Administrative Agent or Required Banks shall request, Borrower shall deliver to Administrative Agent, for the ratable benefit of each Bank, Mortgages in form and substance acceptable to Administrative Agent and duly executed by Borrower, together with such other assignments, conveyances, amendments, agreements and other writings, including, without limitation, UCC-1 financing statements (each duly authorized and executed) as Administrative Agent shall deem necessary or appropriate to grant, evidence and perfect the Liens required by Section 6.1(a) preceding with respect to Mineral Interests then held by Borrower which are not the subject of existing first and prior, perfected Liens securing the Obligations as required by Section 6.1(a) preceding.

         SECTION 6.2. Title Opinions. At any time Borrower or any of its Subsidiaries are required to execute and deliver Mortgages to Administrative Agent pursuant to Section 6.1, Borrower shall also deliver to Administrative Agent such opinions of counsel (including, if so requested, title opinions, and in each case addressed to Administrative Agent) and other evidence of title as Administrative Agent shall deem necessary or appropriate to verify (a) Borrower's title to the Required Reserve Value of the Proven Reserves which are subject to such Mortgages, and (b) the validity, perfection and priority of the Liens created by such Mortgages.


                                   ARTICLE VII

                              CONDITIONS PRECEDENT

         SECTION 7.1. Restatement of Existing Credit Agreement; Conditions to Initial Borrowing and Participation in Letter of Credit Exposure. Borrower hereby acknowledges that Administrative Agent and each Bank have relied on the documents, instruments, agreements and actions referred to in this Article VII in amending and restating the Existing Credit Agreement on the terms set forth herein, and but for Borrower's execution and/or delivery and/or performance (as applicable) of the documents, instruments, agreements, conditions and obligations referred to in this Article VII, Banks and Administrative Agent would not have amended and restated the Existing Credit Agreement on the terms set forth herein.

                  (a) Closing Deliveries. Administrative Agent received each of the following documents, instruments and agreements, in such counterparts as are acceptable to Administrative Agent and each Bank and each of which is, unless otherwise indicated, dated the Closing Date:

                  (i) a Note payable to the order of each Bank, each in the amount of such Bank's Commitment, duly executed by Borrower;

                  (ii) the Amended and Restated Pledge Agreement duly executed and delivered by Borrower together with (A) certificates of interests evidencing all of the outstanding membership interests of Spanish Peaks owned by Borrower, duly endorsed for transfer to Administrative Agent, or such other duly executed assignments of such membership interests as are acceptable to Administrative Agent, Banks or their counsel, and (B) such UCC-1 financing statements and UCC-3 amendments and assignments executed by Borrower and Existing Bank, as Administrative Agent shall request to confirm, evidence and perfect the Liens granted pursuant to such Amended and Restated Pledge Agreement;

                  (iii) the Assignments and Amendments to Mortgages duly executed and delivered by Borrower and Existing Bank together with such other assignments, conveyances, amendments, agreements and other writings, including, without limitation, UCC-3 amendments and assignments, in form and substance satisfactory to Administrative Agent, to properly assign and convey to Administrative Agent the Existing Mortgages;

                  (iv) the Mortgages to be executed on the Closing Date pursuant to Section 6.1, duly executed and delivered by Borrower, together with such other assignments, conveyances, amendments, agreements and other writings, including, without limitation, UCC-1 financing statements in form and substance satisfactory to Administrative Agent;

                  (v) a Certificate of Ownership Interests substantially in the form of Exhibit I, duly executed and delivered by an Authorized Officer of Borrower;

                  (vi) an opinion of Morris, Laing, Evans, Brock & Kennedy, counsel for Borrower, in form and substance satisfactory to Administrative Agent;

                  (vii) an opinion of Thompson & Knight, P.C., special Delaware corporate counsel for Borrower, in form and substance satisfactory to Administrative Agent;

                  (viii) an opinion of Pruitt, Gushee & Bachtell, special Utah counsel for Borrower, favorably opining as to the enforceability of the Mortgages in Utah and otherwise in form and substance satisfactory to Administrative Agent;

                  (ix) an opinion of Bjork, Lindley & Danielson, P.C., special Colorado counsel for Borrower, favorably opining as to the enforceability of the Mortgages in Colorado and otherwise in form and substance satisfactory to Administrative Agent;

                  (x) a certificate signed by an Authorized Officer of Borrower stating that (a) the representations and warranties contained in this Agreement and the other Loan Documents are true and correct in all respects, and (b) no Default or Event of Default has occurred and is continuing, and (c) all conditions set forth in this Section 7.1 and
         Section 7.2 have been satisfied;

                  (xi) a copy of each Merger Document, together with a certificate executed by an Authorized Officer of Borrower certifying that such copies are accurate and complete and represent the complete understanding and agreement of the parties with respect to the subject matter thereof;

                  (xii) copies of the Merger Certificate filed with the Kansas and Delaware Secretaries of State (as applicable), together with such certificates, affidavits or other instruments suitable for recording same in the applicable counties and offices in Colorado, Kansas, Texas and Utah, certifying or otherwise evidencing that such copies are accurate and complete copies of the Merger Certificate as so filed;

                  (xiii) certificates from Borrower's insurance broker setting forth the insurance maintained by Borrower, stating that such insurance is in full force and effect, that all premiums due have been paid and stating that such insurance is adequate and complies with the requirements of Section 9.3;

                  (xiv) a copy of the articles or certificate of incorporation or comparable charter documents, and all amendments thereto, of Borrower and each other Credit Party accompanied by a certificate that such copy is true, correct and complete, and dated within ten (10) days of the Closing Date, issued by the appropriate Governmental Authority of the jurisdiction of incorporation or organization of Borrower and any such other Credit Party, and accompanied by a certificate of the Secretary or comparable Authorized Officer of Borrower that such copy is true, correct and complete on the Closing Date;

                  (xv) a copy of the bylaws or comparable charter documents, and all amendments thereto, of Borrower and each other Credit Party accompanied by a certificate of the

         Secretary or comparable Authorized Officer of Borrower that such copy is true, correct and complete as of the date hereof;

                  (xvi) certain certificates and other documents issued by the appropriate Governmental Authorities of such jurisdictions as Administrative Agent has requested relating to the existence of Borrower and each other Credit Party and to the effect that Borrower and such other Credit Parties are in good standing with respect to the payment of franchise and similar Taxes and are duly qualified to transact business in such jurisdictions;

                  (xvii) a certificate of incumbency of all officers of Borrower and each other Credit Party (to the extent a party to any Loan Document) who will be authorized to execute or attest to any Loan Document, dated the date hereof, executed by the Secretary or comparable Authorized Officer of Borrower and any such other Credit Party (as applicable); and

                  (xviii) copies of resolutions or comparable authorizations approving the Loan Documents and authorizing the transactions contemplated by this Agreement and the other Loan Documents, duly adopted by the Board of Directors, partners or comparable authority of Borrower and each other Credit Party a party to any Loan Document, accompanied by certificates of the Secretary or comparable officer of Borrower and any such other Credit Party (as applicable) that such copies are true and correct copies of resolutions duly adopted at a meeting of or (if permitted by applicable Law and, if required by such Law, by the Bylaws, or other charter documents of Borrower or such other Credit Party, as applicable) by the unanimous written consent of the Board of Directors of Borrower or such other Credit Party, as applicable, and that such resolutions constitute all the resolutions adopted with respect to such transactions, have not been amended, modified, or revoked in any respect, and are in full force and effect as of the date hereof.

                  (b) Closing Fees. Borrower has paid to Administrative Agent the fees payable to Administrative Agent and the Affiliates of Administrative Agent pursuant to Section 2.12.

         SECTION 7.2. Conditions to Each Borrowing and each Letter of Credit. The obligation of each Bank to loan its Commitment Percentage of each Borrowing and the obligation of Administrative Agent to issue a Letter of Credit on the date such Letter of Credit is to be issued is subject to the further satisfaction of the following conditions:

                  (a) timely receipt by Administrative Agent of a Request for Borrowing or a Request for Letter of Credit (as applicable);

                  (b) immediately before and after giving effect to such Borrowing or issuance of such Letter of Credit, no Default or Event of Default shall have occurred and be continuing and the funding of such Borrowing or the issuance of the requested Letter of Credit (as applicable) shall not cause a Default or Event of Default;

                  (c) the representations and warranties of each Credit Party contained in this Agreement and the other Loan Documents shall be true and correct on and as of the date of such Borrowing or issuance of such Letter of Credit (as applicable);

                  (d) the funding of such Borrowing or the issuance of such Letter of Credit (as applicable) and all other Borrowings to be made and/or Letter(s) of Credit to be issued (as applicable) on the same day under this Agreement, shall not cause a Borrowing Base Deficiency;

                  (e) no Material Adverse Change shall have occurred; and

                  (f) the funding of such Borrowing or the issuance of such Letter of Credit (as applicable) shall be permitted by applicable Law.

The funding of each Borrowing and the issuance of each Letter of Credit hereunder shall be deemed to be a representation and warranty by Borrower on the date of such Borrowing and the date of issuance of each Letter of Credit as to the facts specified in Sections 7.2(b) through (e).


                                  ARTICLE VIII

                         REPRESENTATIONS AND WARRANTIES

         Borrower represents and warrants to Administrative Agent and each Bank that each of the following statements is true and correct after giving effect to the Merger, is true and correct on the date hereof and will be true and correct on the occasion of each Borrowing and the issuance of each Letter of Credit:

         SECTION 8.1. Organization and Powers. Each Credit Party (i) is duly organized, validly existing and in good standing under the Laws of the state of its organization or incorporation, (ii) has all requisite corporate, limited liability company or partnership power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, except that under Colorado law, Spanish Peaks may be required to convert to a corporate form or form a corporate subsidiary in order to obtain eminent domain powers which will allow it to obtain certain rights of way for its proposed gas gathering pipeline, (iii) is qualified to do business in every jurisdiction where such qualification is necessary, (iv) has the corporate, limited liability company or partnership power and authority to execute, deliver and perform each Loan Document to which it is or will be a party, and (v) has taken all corporate, limited liability company or partnership action necessary to authorize the execution, delivery and performance of the Loan Documents to which it is or will be a party.

         SECTION 8.2. Validity and Binding Nature. This Agreement has been duly executed and delivered by Borrower and each other Loan Document when executed and delivered by each Credit Party will be, a legal, valid and binding obligation of such Credit Party enforceable against it in accordance with its terms (except as enforcement thereof may be limited by bankruptcy, reorganization, insolvency, moratorium or other Laws affecting the enforcement of creditors' rights generally).

         SECTION 8.3. Compliance with Laws and Documents. No Credit Party is, nor will the execution, delivery and the performance of and compliance with the terms of the Loan Documents cause any Credit Party to be, in violation of (a) any Laws, or (b) its certificate or articles of incorporation, bylaws, agreement of limited partnership or other organizational documents (as amended). The execution, delivery and the performance of and compliance with the terms of the Loan Documents are not inconsistent with, and will not conflict with or result in any breach of, or constitute a default under, or result in the creation or imposition of any Lien (except pursuant to the Loan Documents) upon any of the property, assets or revenues of any Credit Party pursuant to the terms of, any indenture, mortgage, lease, deed of trust, agreement, contract, instrument or Law to which any Credit Party is a party or by which any Credit Party or any Credit Party's property, assets or revenue is bound or to which it is subject.

         SECTION 8.4. Prior Names. In the last five (5) years, no Credit Party has transacted business under any other corporate, partnership or trade name, been a party to any merger (other than the Merger), combination, or consolidation or acquired all or substantially all of the assets of any Person.

         SECTION 8.5. Relationship with Banks. No Person who may be deemed to have "control" of any Credit Party is an "executive officer," "director," or "principal shareholder" of any Bank or any correspondent of any Bank, as such quoted terms are defined in Section 215.2 of Regulation O of the Board of Governors of the Federal Reserve System, as amended.

         SECTION 8.6. Financial.

                  (a) The most recent annual audited consolidated and consolidating balance sheets of Borrower and its Consolidated Subsidiaries and the related consolidated and consolidating statements of operations and cash flows for the Fiscal Year then ended, copies of which have been delivered to each Bank, fairly present, in conformity with GAAP, the consolidated and consolidating financial position of Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Year and its consolidated results of operations and cash flows for such Fiscal Year.

                  (b) The most recent quarterly unaudited consolidated and consolidating balance sheets of Borrower and its Consolidated Subsidiaries delivered to Banks, and the related unaudited consolidated and consolidating statements of operations and cash flows for the portion of Borrower's Fiscal Year then ended, fairly present, in conformity with GAAP applied on a basis consistent with the financial statements referred to in Section 8.6(a), the consolidated and consolidating financial position of Borrower and its Consolidated Subsidiaries as of such date and its consolidated and consolidating results of operations and cash flows for such portion of Borrower's Fiscal Year.

                  (c) Since the date of Borrower's most recent annual audited consolidated and consolidating balance sheets and consolidated and consolidating statements of operations and cash flow referenced in Sections 9.1(a), no Material Adverse Change has occurred.

         SECTION 8.7. Litigation. Except as described on Schedule 8.7 attached hereto, no Credit Party is involved in, nor is any Credit Party aware of, any Litigation affecting any Credit Party, nor are there any outstanding or unpaid judgments against any Credit Party. None of the Litigation described on Schedule
8.7 attached hereto could, collectively or individually, result in a Material Adverse Change if determined adversely against any Credit Party.

         SECTION 8.8. Taxes and Claims. All Tax returns and reports of each Credit Party required to be filed have been filed. All lawful claims under operating agreements, pooling orders and unitization agreements, and for labor, material and supplies, which, if unpaid, might become a Lien upon any of its property, and all Taxes and claims imposed upon each Credit Party which are due and payable have been paid.

         SECTION 8.9 Government Regulation. No Credit Party nor any transaction contemplated hereunder is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940, the Interstate Commerce Act (as any of the preceding acts have been amended), any regulations promulgated by the Office of Foreign Assets Control as codified in Chapter V of 31 C.F.R., or any other Law (other than Regulation T, U or X of the Board of Governors of the Federal Reserve System) which regulates the incurrence of Debt.

         SECTION 8.10. Employee Benefit Plans.

                  (a) Except as set forth on Schedule 8.10, neither Borrower nor any ERISA Affiliate currently sponsors or contributes to, nor has any contract or other obligation to contribute to (nor has Borrower or any ERISA Affiliate in the preceding sixty (60) calendar months sponsored or contributed to, or contracted to or become otherwise obligated to contribute to) any Plan or any Multiemployer Plan.

                  (b) Each Plan is in compliance with all applicable provisions of ERISA, the Code and all other Laws, except for any failures to be in compliance therewith which in the aggregate would not result in a Material Adverse Change. With respect to each Plan (other than a "Multiemployer Plan"), all reports required under ERISA or other applicable Law to be filed with any Governmental Authority, the failure of which to file could reasonably result in a Material Adverse Change, have been timely filed.

                  (c) No "accumulated funding deficiency" (as defined in section 412(a) of the Code) with respect to any Plan has been incurred (without regard to any waiver granted under section 412 of the Code), nor has any funding waiver from the Internal Revenue Service been received or requested. Each Plan that is intended to be "qualified" within the meaning of section 401(a) of the Code has received all necessary governmental approvals, including a favorable determination as to the qualification under the Code of each such Plan and each amendment thereto, have been timely obtained and, to the knowledge of Borrower and each ERISA Affiliate, there are no existing circumstances nor any events that have occurred that would adversely affect the qualified status of any such Plan or the tax exempt status of its related trust.

                  (d) Borrower and each ERISA Affiliate have complied in all material respects with all requirements of ERISA sections 601 through 608 and Code section 4980B. Neither Borrower nor any ERISA Affiliate has made any promises of retirement or other benefits to employees, except as set forth in the Plans, and neither Borrower nor any ERISA Affiliate maintains or has established any Plan which is a "welfare benefit plan" within the meaning of section 3(1) of ERISA which provides for continuing benefits or coverage for any participant or any beneficiary of a participant after such participant's termination of employment except as may be required by sections 601 through 608 of ERISA and section 4980B of the Code, and at the expense of the participant or the beneficiary of the participant, or retiree medical liabilities. Neither Borrower nor any ERISA Affiliate maintains, has established or has ever participated in a multiple employer welfare benefit arrangement as described in section 3(40)(A) of ERISA.

                  (e) Neither Borrower nor any ERISA Affiliate has incurred any material liability to the PBGC in connection with any Plan. The assets of each Plan that is subject to Title IV of ERISA are sufficient to provide the benefits under such Plan, the payment of which the PBGC would guarantee if such Plan were terminated, and such assets are also sufficient to provide all other "benefit liabilities" (as defined in ERISA section 4001(a)(16)) due under the Plan upon termination. No ERISA Event has occurred and is continuing with respect to any Plan.

                  (f) There are no pending, or to the knowledge of Borrower and each ERISA Affiliate, threatened claims, lawsuits or actions (other than routine claims for benefits in the ordinary course) asserted or instituted against, and neither Borrower nor any ERISA Affiliate has knowledge of any threatened litigation or claims against, the assets of any Plan or its related trust or against any fiduciary of a Plan with respect to the operation of such Plan. Neither Borrower nor any ERISA Affiliate has engaged in any prohibited transaction, within the meaning of section 406 of ERISA or section 4975 of the Code, in connection with any Plan.

         SECTION 8.11. Existing Loan; Purpose of Loan. The principal balance of all indebtedness outstanding under the Existing Loan Agreement is carried forward and deemed to be the principal balance of the Loan hereunder. Proceeds of the Existing Loan were used solely for, and proceeds of the Loan and all Letters of Credit issued hereunder will be used solely for, general working capital and corporate purposes. None of the proceeds of the Existing Loan were used for, and no proceeds of the Loan and no Letter of Credit issued hereunder will be used (i) to purchase or carry any "Margin Stock" (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), or (ii) for any purpose in violation of Regulations T, U or X of said Board of Governors.

         SECTION 8.12. Properties; Liens; Debt. Borrower has fee simple legal title to or valid leasehold interest in, and Borrower is the beneficial owner of, all the Mineral Interests reflected in the Reserve Report. Except for Permitted Encumbrances and Liens in favor of Administrative Agent (for the ratable benefit of Banks), there is no Lien on any of the Mineral Interests reflected in the Reserve Report. Borrower has no Debt other than that listed on
Schedule 8.12 attached hereto.

         SECTION 8.13. Material Contracts. No Credit Party is, nor will the execution, delivery and performance of and compliance with the terms of the Loan Documents cause any Credit Party to be, in default (nor has any potential default occurred) under any Material Contract or any other material agreement, document or instrument other than such defaults or potential defaults which could not, individually or collectively, cause a Material Adverse Effect.

         SECTION 8.14. No Consents. No order, consent, approval, license, permit, waiver, exemption, authorization of or validation of, or filing, recording or registration with (except as heretofore have been obtained or made), or exemption by, any Person is required to authorize, or is required in connection with, the execution, delivery, performance, legality, validity, binding effect, or enforceability of the Loan Documents.

         SECTION 8.15. Environmental Laws; Hazardous Materials. Except as set forth on Schedule 8.15 attached hereto:

                  (a) To the best knowledge of each Credit Party, neither any property of any Credit Party nor the operations conducted thereon violates any Applicable Environmental Laws or order of any court or Governmental Authority with respect to Applicable Environmental Laws;

                  (b) Without limitation of clause (a) above, no property of any Credit Party and no operations currently conducted thereon or, to the best knowledge of each Credit Party, by any prior owner or operator of such property or operation, are in violation of or subject to any existing, pending or, to the best knowledge of each Credit Party, threatened action, suit, investigation, inquiry or proceeding by or before any court or Governmental Authority with respect to Applicable Environmental Laws or to any remedial obligations under Applicable Environmental Laws;

                  (c) To the best knowledge of each Credit Party, all notices, permits, licenses or similar authorizations, if any, required to be obtained or filed in connection with the operation or use of any and all property of each Credit Party, including, without limitation, past or present treatment, storage, disposal or release of a Hazardous Material into the environment, have been duly obtained or filed;

                  (d) To the best knowledge of each Credit Party, all Hazardous Material generated at any and all property of any Credit Party have in the past been transported, treated and disposed of only by carriers maintaining valid permits under RCRA and any other Applicable Environmental Law and only at treatment, storage and disposal facilities maintaining valid permits under RCRA and any other Applicable Environmental Law, which carriers and facilities have been and are operating in compliance with such permits;

                  (e) Each Credit Party has taken all steps necessary and reasonable to determine and has determined that no Hazardous Material has been disposed of or otherwise released that has had or could reasonably be expected to have a Material Adverse Effect and, to the best knowledge of any Credit Party, that there has been no threatened release of any Hazardous Material on or to any property of any Credit Party except in compliance with Applicable Environmental Laws; and

                  (f) To the best knowledge of each Credit Party, no Credit Party has any contingent liability in connection with any release, or threatened release, of any Hazardous Material into the environment.

         SECTION 8.16. Capitalization and Control. Schedule 8.16 attached hereto accurately sets forth the authorized, issued and outstanding Capital Stock of every class of each Credit Party, including, with respect to each Credit Party, the name of each record and beneficial owner of outstanding Capital Stock of such Credit Party and the number of shares held by each; provided that such schedule is not required to reflect the name of each shareholder of Borrower which acquired Capital Stock of Borrower in Borrower's initial public offering or in market transactions subsequent thereto unless such shareholder is NGP, a member of the Management Group or one of their Affiliates. Except as reflected on Schedule 8.16 (a) no Credit Party has issued, and there are not presently outstanding, any warrants, options, subscription rights or other rights to acquire Capital Stock or other equity interests in any Credit Party or securities convertible into Capital Stock or other equity securities of any Credit Party, (b) no Credit Party is under any obligation, written or otherwise, to register any Capital Stock or other equity securities under the Act or any state securities Laws, and (c) there are no shareholders agreements, voting agreements, contractual restrictions on transfer or other similar agreements or arrangements affecting the outstanding Capital Stock, or other equity securities of any Credit Party.

         SECTION 8.17. General. There are no material facts or conditions known to any Credit Party relating to the Loan Documents, any of the their properties or assets or the financial condition and business of any Credit Party which could, individually or collectively, result in a Material Adverse Change and which have not been related in writing to each Bank. All writings heretofore or hereafter exhibited or delivered to Banks by or on behalf of any Credit Party are and will be genuine and in all respects what they purport and appear to be. No information furnished to Banks by or on behalf of any Credit Party contains any material misstatement of fact or, to any Credit Party's knowledge, omits to state any fact necessary to make the statements contained herein or therein in light of the circumstances in which they were made not materially misleading.

         SECTION 8.18. Mortgaged Properties Same as Properties Engineered. The Borrowing Base Properties described in the Reserve Report are part of the Mortgaged Properties as described and defined in the Mortgages and represent not less than the Required Reserve Value of all Proven Reserves which are the subject of such Mortgages.

         SECTION 8.19. Title to Properties. Borrower and each of the other Credit Parties has good and valid title to all material properties and assets purported to be owned by it, including, without limitation, all assets reflected on the balance sheets referred to in Section 8.6(a) and (b), and all assets which are used by the Credit Parties in the operation of their respective businesses, and none of such properties or assets is subject to any Lien other than Permitted Encumbrances.

         SECTION 8.20. Operation of Business. Each Credit Party possesses all licenses, permits, franchises, patents, operating rights, copyrights, trademarks and trade names, or rights thereto, reasonably necessary to conduct its business substantially as now conducted and as presently proposed to be conducted except for such matters which, individually, or in the aggregate, will not result in a Material Adverse Change. No Credit Party is in violation of any valid Rights of others with respect to any of the foregoing except for such matters which, individually, or in the aggregate, will not result in a Material Adverse Change.

         SECTION 8.21. [Intentionally deleted]

         SECTION 8.22. Year 2000 Matters. Any reprogramming required to permit the proper functioning (but only to the extent that such proper functioning would otherwise be impaired by the occurrence of the year 2000) in and following the year 2000 of computer systems and other equipment containing embedded microchips, in either case owned or operated by Borrower or any other Credit Party or used or relied upon in the conduct of their business (including any such systems and other equipment supplied by others or with which the computer systems of Borrower or any other Credit Party interface), and the testing of all such systems and other equipment as so reprogrammed, will be completed by June 1, 1999. The costs to Borrower and any other Credit Party that have not been incurred as of the date hereof for such reprogramming and testing and for the other reasonably foreseeable consequences to them of any improper functioning of other computer systems and equipment containing embedded microchips due to the occurrence of the year 2000 could not reasonably be expected to result in a Default or Event of Default or to cause a Material Adverse Change. Except for any reprogramming referred to above, the computer systems of Borrower and each other Credit Party are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be sufficient for the conduct of their business as currently conducted.

         SECTION 8.23. Merger Documents. Borrower has provided Administrative Agent with a true and correct copy of each Merger Document. No Rights or obligations of any party to any of the Merger Documents have been waived in any material respect, and no party to any of the Merger Documents is in default of its obligations thereunder. Each of the Merger Documents is a valid, binding and enforceable obligation of the parties thereto in accordance with its terms and is in full force and effect and the Merger has occurred under and pursuant to the terms of the Merger Documents.


                                   ARTICLE IX

                             AFFIRMATIVE COVENANTS.

         Borrower covenants and agrees with Administrative Agent and each Bank that, so long as this Agreement shall remain in effect, and any Bank has any commitment to lend or participate in Letter of Credit Exposure hereunder, or any principal of or interest on any Note, or any of the other Obligations, shall be unpaid, or any Letter of Credit remains outstanding, that it will, and will cause each other Credit Party to, comply with the following:

         SECTION 9.1. Reporting Requirements. Borrower shall cause the following to be furnished to each Bank:

                  (a) As soon as available, but no later than ninety (90) days after the last day of each Fiscal Year of Borrower, audited consolidated Financial Statements and unaudited consolidating Financial Statements showing the financial condition and results of operations of Borrower and its Consolidated Subsidiaries as of, and for the year ended on, such last day, accompanied by (i) the opinion, without material qualification, of Arthur Andersen or another firm of independent certified public accountants reasonably acceptable to Banks, based on an audit using generally accepted auditing standards, that such Financial Statements were prepared in accordance with GAAP and present fairly the financial condition and results of operations of Borrower and its Consolidated Subsidiaries, and (ii) a Financial Report Certificate with respect to such Financial Statements.

                  (b) As soon as available, but no later than forty-five (45) days after the last day of each Fiscal Quarter (i) consolidated and consolidating Financial Statements showing the financial condition and results of operations of Borrower as of, and for the period from the beginning of the current Fiscal Year, to such last day, and (ii) a Financial Report Certificate with respect to such Financial Statements.

                  (c) The Reserve Reports and Reserve Updates described in
Section 5.1 at the times prescribed therein.

                  (d) Notice, promptly after any Credit Party knows or has good faith reason to believe, of (i) the existence and status of any Litigation with respect to any Credit Party which could have a Material Adverse Effect, (ii) any change in any material fact or circumstance represented or warranted in any Loan Document, or (iii) the occurrence of a Default or Event of Default, specifying the nature thereof and what action any Credit Party has taken, is taking, or proposes to take with respect thereto.

                  (e) Promptly upon request therefor by any Bank, such information (not otherwise required to be furnished under the Loan Documents) respecting the business affairs, assets and liabilities of any Credit Party or any Person guaranteeing or providing Collateral to secure all or any part of the Obligations and such opinions, certifications and documents, in addition to those mentioned in this Agreement, as any Bank may reasonably request.

         SECTION 9.2. Compliance with Law; Maintenance of Properties. Each Credit Party will do or cause to be done all things necessary (a) to preserve and keep in full force and effect at all times its corporate, limited liability company or partnership (as applicable) existence and its Rights, licenses and franchises, (b) to continue to conduct its business substantially as now proposed to be conducted, (c) to comply with all applicable Laws including, without limitation, ERISA, and (d) to preserve all property in use or useful in the conduct of its business and keep the same in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals and replacements, betterments and improvements thereto so its business carried on in connection therewith may be properly and advantageously conducted at all times.

         SECTION 9.3. Insurance. Each Credit Party shall (a) keep its properties of an insurable nature insured at all times against such risks and to the extent that like properties are customarily insured by other companies engaged in the same or similar businesses similarly situated, and (b) use its best efforts to cause the operator of each Mineral Interest in which such Credit Party owns a non-operating working interest to do the following:

                  (i) maintain for the benefit of all working interest owners insurance of the types and in the coverage amounts and with reasonable deductibles as is usual and customary including the following: (A) workman's compensation or similar insurance as may be required by applicable Law, (B) commercial or comprehensive general liability and public liability insurance against claims for personal injury, death or property damage suffered upon, in or about any premises or occurring as a result of the ownership, maintenance or operation of any automobile, truck or other vehicle or as the result of the use of products manufactured, constructed or sold, or services rendered and property damage by blowout and cratering, completed operations and broad form contractual liability as respects any contract in which the operator may enter into under the terms of its joint operating agreement, (C) fire insurance with a Broad Form Extended Coverage on all property owned or hereafter acquired on a full repair and replacement cost basis, (D) business interruption insurance covering risk of loss as a result of the cessation for all or any part of one year of any substantial part of any business conducted, and (E) operator's extra expense insurance covering the costs of controlling a blowout, the expenses involved in re-drilling or restoring the well, certain other related costs and seepage and pollution liability (the limits of this insurance may vary according to the depth and location of the well, all as is usual and customary in the oil and gas exploration and production industry), all such insurance to be maintained with financially sound and reputable insurance companies, against such casualties, risks and contingencies, and in such types and amounts, as are consistent with customary practices and standards of companies engaged in similar business;

                  (ii) name the non-operating working interest owners, including the Credit Party, as an additional insured on the liability policies (if permitted by the applicable insurer); and

                  (iii) obtain the agreement of each insurance company that its policy may not be canceled, altered or amended without thirty (30) days prior written notice to the operator and all non-operating working interest owners. Borrower shall deliver to Administrative Agent a certificate of insurance for each policy of insurance which shall contain an endorsement showing Administrative Agent for the ratable benefit of Banks as a loss payee and as an additional insured, as applicable. Such endorsement shall provide for at least thirty (30) days' prior notice to Administrative Agent of any proposed termination or cancellation of such policy, whether on account of default or otherwise. Borrower shall use its best efforts to obtain from its operators certificates of insurance coverage for each Mortgaged Property as and when requested by Administrative Agent.

         SECTION 9.4. Use of Proceeds. The proceeds of the Loan will be used by Borrower solely as provided herein.

         SECTION 9.5. Inspection. Each Credit Party will permit any representative of Administrative Agent or any Bank to visit and inspect any of its property, to examine its books and records and to make copies and take extracts therefrom, and to discuss its affairs, finances and accounts with its officers, all at such reasonable times during normal business hours and as often as Administrative Agent or any Bank may reasonably request.

         SECTION 9.6. Further Assurances. Each Credit Party shall execute any and all further documents and take all further actions which may be required under applicable law, or which Administrative Agent or any Bank may reasonably request, to grant, preserve, protect and perfect the first priority Lien on the Collateral created by the Security Documents (subject only to Liens permitted by the Loan Documents).

         SECTION 9.7. INDEMNITY. EACH CREDIT PARTY, JOINTLY AND SEVERALLY, SHALL INDEMNIFY ADMINISTRATIVE AGENT AND EACH BANK AND ITS OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES, AGENTS, ATTORNEYS AND AFFILIATES (EACH, AN "INDEMNIFIED PARTY") FROM, HOLD EACH OF THEM HARMLESS AGAINST, PROMPTLY UPON DEMAND PAY OR REIMBURSE EACH OF THEM WITH RESPECT TO, AND REFRAIN FROM CREATING

OR ASSERTING AGAINST ANY OF THEM, ANY AND ALL ACTIONS, SUITS, PROCEEDINGS (INCLUDING ANY INVESTIGATIONS, LITIGATION OR INQUIRIES), CLAIMS, DEMANDS, CAUSES OF ACTION, COSTS, LOSSES, LIABILITIES, DAMAGES OR EXPENSES OF ANY KIND OR NATURE WHATSOEVER INCLUDING, WITHOUT LIMITATION, THOSE BASED UPON NEGLIGENCE (BUT EXCLUDING THOSE BASED UPON GROSS NEGLIGENCE OR WILLFUL MISCONDUCT) (COLLECTIVELY, THE "INDEMNITY MATTERS") WHICH MAY BE INCURRED BY OR ASSERTED AGAINST OR INVOLVE ANY OF THEM (WHETHER OR NOT ANY OF THEM IS DESIGNATED A PARTY THERETO) AS A RESULT OF, ARISING OUT OF OR IN ANY WAY RELATED TO (A) ANY ACTUAL OR PROPOSED USE BY ANY CREDIT PARTY OF THE PROCEEDS OF ANY LOAN, (B) THE BREACH OF ANY REPRESENTATION OR WARRANTY SET FORTH IN ANY LOAN DOCUMENT INCLUDING, WITHOUT LIMITATION, THOSE REGARDING APPLICABLE ENVIRONMENTAL LAWS, (C) THE FAILURE OF ANY CREDIT PARTY TO PERFORM ANY OBLIGATION REQUIRED BY APPLICABLE ENVIRONMENTAL LAWS OR BY ANY LOAN DOCUMENTS IN CONNECTION WITH APPLICABLE ENVIRONMENTAL LAWS, OR (D) ANY OTHER ASPECT OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, THE REASONABLE FEES AND DISBURSEMENTS OF COUNSEL (INCLUDING ALLOCATED COSTS OF INTERNAL COUNSEL), ALL FORESEEABLE CONSEQUENTIAL DAMAGES OF ANY USE, GENERATION, MANUFACTURE, PRODUCTION, STORAGE, RELEASE, THREATENED RELEASE, DISCHARGE, DISPOSAL, OR PRESENCE OF A HAZARDOUS MATERIAL, THE COSTS OF ANY REQUIRED OR NECESSARY ENVIRONMENTAL INVESTIGATION OR MONITORING ANY REPAIR, CLEANUP OR DETOXIFICATION OF ITS REAL PROPERTY AND THE PREPARATION AND IMPLEMENTATION OF ANY CLOSURE, REMEDIAL OR OTHER PLANS, AND ALL OTHER EXPENSES INCURRED IN CONNECTION WITH INVESTIGATING, DEFENDING OR PREPARING TO DEFEND ANY SUCH INDEMNITY MATTER. EACH CREDIT PARTY SHALL BE OBLIGATED TO PAY OR REIMBURSE EACH INDEMNIFIED PARTY FOR ALL OUT-OF-POCKET COSTS AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES AND EXPENSES) INCURRED BY SUCH INDEMNIFIED PARTY IN CONNECTION WITH ANY INDEMNITY MATTER AT THE TIME SUCH COSTS AND EXPENSES ARE INCURRED AND SUCH INDEMNIFIED PARTY HAS GIVEN BORROWER WRITTEN NOTICE THEREOF. EACH CREDIT PARTY'S OBLIGATIONS UNDER THIS SECTION ARE SUBJECT TO SECTION 15.6 HEREOF.

         SECTION 9.8. Books and Records. Each Credit Party (i) shall keep, in accordance with GAAP, proper and complete books, records and accounts and (ii) shall permit Administrative Agent or any Bank to inspect the same and make and take away copies thereof.

         SECTION 9.9. Taxes. Each Credit Party shall promptly pay when due any and all Taxes due, except Taxes for which the criteria for Permitted Encumbrances have been satisfied.

         SECTION 9.10. Payment of Obligations. Each Credit Party shall promptly pay all of its Debt as it becomes due except to the extent that any such Debt is being contested in good faith and by appropriate and lawful proceedings diligently conducted and for which reserves or other provisions (if any) required by GAAP shall have been made; provided, that no Credit Party shall, directly or indirectly, make any prepayment of principal of or interest on any Subordinated Debt at any time that any part of the Obligations is outstanding or any Bank has any commitment to make Loans hereunder.

         SECTION 9.11. Environmental Laws. Each Credit Party shall conduct its business so as to comply in all respects with all Applicable Environmental Laws except where the failure to so comply will not have a Material Adverse Effect.


         SECTION 9.12. Supplemented Schedules. Borrower shall supplement in writing and deliver to Administrative Agent and each Bank revisions of the Schedules annexed to this Agreement to the extent necessary to disclose new or changed facts or circumstances after the Closing Date so as to cause the representations and warranties set forth herein to remain accurate and not misleading; provided, that, subsequent disclosures shall not constitute a cure or waiver of any Default or Event of Default resulting from the matters disclosed.

         SECTION 9.13. ERISA Reporting Requirements. Borrower or an ERISA Affiliate, as applicable, shall furnish or cause to be furnished to Administrative Agent:

                  (a) Promptly and in any event (i) within thirty (30) days after Borrower or any such ERISA Affiliate knows or has reason to know that any ERISA Event described in clause (a) of the definition of ERISA Event with respect to any Plan has occurred and (ii) within 10 days after Borrower or any such ERISA Affiliate knows or has reason to know that any other ERISA Event with respect to any Plan has occurred, a written notice describing such event and describing what action is being taken or is proposed to be taken with respect thereto, together with a copy of any notice or event that is given to the PBGC;

                  (b) Promptly and in any event within ten (10) Domestic Business Days after receipt thereof by Borrower or any ERISA Affiliate from the PBGC, copies of each notice received by Borrower or any such ERISA Affiliate of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan;

                  (c) Promptly and in any event within thirty (30) days after receipt thereof, a copy of any notice, determination letter, ruling or opinion that Borrower or any ERISA Affiliate receives from the PBGC, the United States Department of Labor or the Internal Revenue Service with respect to any Plan;

                  (d) Promptly, and in any event within ten (10) Domestic Business Days after receipt thereof, a copy of any correspondence Borrower or any ERISA Affiliate receives from the Plan Sponsor (as defined by section 4001(a)(10) of ERISA) of any Plan concerning potential withdrawal liability pursuant to section 4219 or 4202 of ERISA, and a statement from the chief financial officer of Borrower or such ERISA Affiliate setting forth details as to the events giving rise to such potential withdrawal liability and the action which Borrower or such ERISA Affiliate is taking or proposes to take with respect thereto;

                  (e) Notification promptly and in any event within thirty (30) days of any material increases in the benefits of any existing Plan which is not a Multiemployer Plan, or the establishment of any new Plan, or the commencement of contributions to any Plan to which Borrower or any ERISA Affiliate was not previously contributing;

                  (f) Notification within ten (10) Domestic Business Days after Borrower or any ERISA Affiliate knows or has reason to know that Borrower or any such ERISA Affiliate has or intends to file a notice of intent to terminate any Plan under a distress termination within the meaning of section 4041(c) of ERISA and a copy of such notice; and

                  (g) Promptly after receipt of written notice of commencement thereof, notice of all (i) claims made by participants or beneficiaries with respect to any Plan and (ii) actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting Borrower or any ERISA Affiliate with respect to any Plan, except those which, in the aggregate, if adversely determined could not have a Material Adverse Effect.

         SECTION 9.14. Title Data. Borrower shall, upon the request of Required Banks, cause to be delivered to Administrative Agent such title opinions and other information regarding title to Mineral Interests owned by Borrower and its Subsidiaries as are appropriate to determine the status thereof.

         SECTION 9.15. Year 2000 Compatability. Borrower will, and will cause each other Credit Party to, take all actions reasonably necessary to assume that Borrower's and each other Credit Party's computer based systems are able to operate and effectively process data which includes dates on and after January 1, 2000. At the request of Administrative Agent, Borrower will, and will cause each other Credit Party to, provide reasonable assurances satisfactory to Administrative Agent of Borrower's and each other Credit Party's year 2000 compatability.


                                    ARTICLE X

                               NEGATIVE COVENANTS

         Borrower covenants and agrees with Administrative Agent and each Bank that, so long as this Agreement shall remain in effect, and any Bank has any commitment to lend or participate in Letter of Credit Exposure hereunder, or any principal of or interest on any Note, or any of the other Obligations, shall be unpaid, or any Letter of Credit remains outstanding, that it will, and will cause each other Credit Party to, comply with the following:

         SECTION 10.1. Debt. No Credit Party will, directly or indirectly, create, incur or suffer to exist any direct, indirect, fixed or contingent liability for any Debt, other than (i) the Obligations, (ii) the Debt described on Schedule 8.12, if any, (iii) obligations to pay Taxes, (iv) accounts payable in the ordinary course of business, (v) Permitted Purchase Money Debt, (vi) salaries and wages, (vii) accrued expenses, deferred credits and loss contingencies which are properly classified as liabilities or indebtedness under GAAP, (viii) Subordinated Debt, and (ix) Hydrocarbon Hedges permitted pursuant to Section 10.1(p).

         SECTION 10.2. Liens. No Credit Party will, directly or indirectly, (i) create, incur or suffer or permit to be created or incurred or to exist any Lien upon any of its assets except (A) the Liens in favor of Administrative Agent for the ratable benefit of each Bank, and (B) Permitted

Encumbrances, or (ii) enter into or permit to exist any arrangement or agreement, other than the Loan Documents, which directly or indirectly prohibits any Credit Party from creating or incurring any Lien on any of its assets. Banks hereby agree with Borrower that, provided no Default or Event of Default has occurred which is continuing, upon the incurrence by any Credit Party of Permitted Purchase Money Debt, if requested by the lender of such Permitted Purchase Money Debt, Banks will, or will cause Administrative Agent to, subordinate the Liens created and evidenced by the Security Documents to the Permitted Purchase Money Liens securing such Permitted Purchase Money Debt with respect to the asset acquired with the proceeds of such Debt.

         SECTION 10.3. Acquisitions and Dissolutions. Borrower will not, directly or indirectly (i) acquire all or any substantial portion of the assets or stock of, or interest in, any Person, except in connection with the acquisition of Mineral Interests in the ordinary course of business, or (ii) liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution).

         SECTION 10.4. Loans, Advances and Investments. Except as permitted by
Section 10.3, no Credit Party will directly or indirectly, make any loan, advance or extension of credit, or capital contribution to, make any investments in, or purchase or commit to purchase any stock or other securities or evidences of contractual obligations of, or interests in, any Person, other than (i) investments in obligations of the United States of America and agencies thereof and obligations guaranteed by the United States of America maturing within one year from the date of acquisition, (ii) certificates of deposit issued by commercial banks organized under the Laws of the United States of America or any state thereof and having a combined capital, surplus and undivided profits of not less than $250,000,000, or completely insured by the Federal Deposit Insurance Corporation, (iii) current trade and customer accounts receivable which are for goods furnished or services rendered in the ordinary course of business and are payable in accordance with customary trade terms, (iv) loans by Borrower to POC up to $500,000 in the aggregate outstanding from time to time,
(v) loans by Borrower to Spanish Peaks up to $500,000 in the aggregate outstanding from time to time, or (vi) investments in debt securities of a domestic issuer if such securities are rated BBB+ or higher by Standard & Poor's Rating Service, or of a comparable quality of any other rating agency acceptable to Administrative Agent.

         SECTION 10.5. Employee Benefit Plans. Borrower shall not, and shall not permit any ERISA Affiliate to, directly or indirectly, (i) terminate any Plan,
(ii) permit to exist any ERISA Event, or any other event or condition with respect to a Plan, (iii) make a complete or partial withdrawal (within the meaning of section 4201 of ERISA) from any Multiemployer Plan, (iv) enter into any new Plan or modify any existing Plan so as to increase its obligations thereunder except in the ordinary course of business consistent with past practice, or (v) permit the present value of all benefit liabilities, as defined in Title IV of ERISA, under each Plan (using the actuarial assumptions utilized by the PBGC upon termination of a plan) to (in the opinion of Administrative Agent) exceed the fair market value of Plan assets allocable to such benefits all determined as of the most recent valuation date for each such Plan; provided, that, any action described in clauses (i) through (v) above individually, and/or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

         SECTION 10.6. Distributions. No Credit Party will, directly or indirectly, without the prior written consent of Required Banks, (i) retire, redeem, purchase or otherwise acquire for value any Capital Stock or other equity interest of such Credit Party, or (ii) declare, make or pay any dividend or distribution on or with respect to any such Capital Stock or interest; provided, that, any Subsidiary of Borrower may declare, make or pay any dividend or distribution to Borrower.

         SECTION 10.7. Capital Expenditures; Exploration Expenses. No Credit Party will, directly or indirectly, make capital expenditures other than such expenditures which are for or related to assets or leaseholds used or useful in the normal business operations of Borrower.

         SECTION 10.8 Issuance of Equity Interests. No Credit Party will, directly or indirectly, issue, sell or otherwise dispose of (i) any equity interest in it or any equity interest held by it in any other Credit Party, (ii) any securities convertible into or exchangeable for any such interest, or (iii) any carrying Rights, warrants, options, or other rights to subscribe for or purchase any such interest; provided, that, nothing in this Section 10.8 shall be deemed to prohibit (A) any Credit Party from issuing additional equity securities to the Persons which hold its equity securities on the date hereof or
(B) Borrower from issuing shares of its common stock or preferred stock in any transaction which does not result in a Change of Control.

         SECTION 10.9. Transactions with Affiliates. No Credit Party will, directly or indirectly, enter into any transaction (including, but not limited to, the sale or exchange of property or the rendering of service) with any of its Affiliates, other than (i) in the ordinary course of business of such Credit Party and upon fair and reasonable terms no less favorable to such Credit Party than such Credit Party could obtain or could become entitled to in an arm's-length transaction with a Person which was not an Affiliate, and (ii) as provided in Section 10.4.

         SECTION 10.10. Sale of Assets. Without the prior written consent of Required Banks, no Credit Party will, directly or indirectly, sell, lease or otherwise dispose of all or any substantial part of its assets, other than (i) sales of inventory (including Hydrocarbon production) in the ordinary course of business, (ii) sales by Borrower of Proven Reserves which do not exceed $500,000 in the aggregate during any six (6) month period, provided, that, upon prior written consent of Required Banks, Borrower may sell Proven Reserves with an aggregate sales price in excess of $500,000 during such period, and provided further that (x) to the extent the aggregate amount of proceeds from such sales do not exceed $500,000 during any applicable period of determination, the Borrowing Base shall be reduced by the amount of such proceeds, and (y) to the extent the aggregate amount of proceeds from such sales exceed $500,000 during any applicable period of determination, the Borrowing Base shall be reduced by the lesser of (A) the amount of such proceeds or (B) such amount as such Proven Reserves comprise of the Borrowing Base determined by Required Banks in their sole discretion, and (iii) Borrower may transfer interests in and to certain of its Uinta Basin properties only to the extent of depths lying below the Green River formation pursuant to the Sego Farmout and at the time of such transfer, Banks will, or will cause Administrative Agent to, release such properties from the Liens of the Mortgages. Notwithstanding the foregoing, Banks agree that they will not unreasonably withhold their consent to the transfer by Borrower of the Antelope Creek Gathering Assets to a Person in exchange for an equity interest in such Person; provided, that, (a) prior to making such transfer Borrower and such Person enter into a gathering agreement on customary and reasonable terms pursuant to which such Person agrees to gather gas produced from Borrower's properties serviced by the Antelope Creek Gathering Assets, (b) Borrower grants to Administrative Agent (for the ratable benefit of each Bank) a first and prior security interest in and to its equity interest in such Person pursuant to a pledge agreement in form and substance acceptable to Administrative Agent, and (c) no Event of Default has occurred which is continuing. Promptly after granting their consent pursuant to this Section 10.10, Banks will, or will cause Administrative Agent to, at Borrower's expense, release the Antelope Creek Gathering Assets from the Liens created by the Mortgages.

         SECTION 10.11. Hazardous Materials. No Credit Party shall permit the manufacture, storage, transmission, presence, release, discharge or disposal of any Hazardous Materials over, upon or under any of the real property except as permitted by Law.

         SECTION 10.12. Change of Control. No Credit Party shall permit a Change of Control.

         SECTION 10.13. Compliance with Laws and Documents. No Credit Party will, directly or indirectly, violate the provisions of any Laws, its certificate or articles of incorporation, bylaws, agreement of limited partnership, regulations or any material agreements if such violation alone, or when aggregated with all other such violations, could cause a Material Adverse Effect.

         SECTION 10.14. New Businesses. No Credit Party will, directly or indirectly, engage in any business other than the ownership of equity interests in the other Credit Parties owned by it on the date hereof, and the exploration, development, production and sale of its Mineral Interests and related businesses in which it is presently engaged.

         SECTION 10.15. Fiscal Year and Accounting Methods. No Credit Party will change its Fiscal Year (which currently is December 31) or method of accounting (other than immaterial changes in methods).

         SECTION 10.16. Hydrocarbon Hedges. No Credit Party will enter into any Hydrocarbon Hedge (a "Subject Hedge"), if after giving effect thereto, the aggregate volume of Hydrocarbons which are the subject of the Subject Hedge and all other Hydrocarbon Hedges to which any Credit Party is a party exceeds eighty percent (80%) of Borrower's production (calculated based on current rates of production as of the date such Subject Hedge is entered into) during the term such Hydrocarbon Hedges are in effect from Mineral Interests which constitute proved, developed producing reserves on the date the Subject Hedge is entered into.


                                   ARTICLE XI

                               FINANCIAL COVENANTS

         Borrower covenants and agrees with Administrative Agent and each Bank that, so long as this Agreement shall remain in effect, and any Bank has any commitment to lend or participate in Letter of Credit Exposure hereunder, or any principal of or interest on any Note, or any of the other Obligations, shall be unpaid, or any Letter of Credit remains outstanding, that it will comply with the following:

         SECTION 11.1. Fixed Charge Coverage Ratio. Borrower will not permit its ratio determined on a consolidated basis for any period of four (4) consecutive Fiscal Quarters of (i) net income, plus (to the extent deducted therefrom in arriving at net income) depreciation, depletion and amortization, interest expense, and income taxes actually paid to (ii) the sum of (x) Current Maturities of Long Term Debt, and (y) interest expense paid, to be less than
1.25 to 1.0.

         SECTION 11.2 Minimum Tangible Net Worth. Borrower will not permit its Tangible Net Worth, determined on a consolidated basis, at any time to be less than the sum of (i) $31,000,000, plus (ii) seventy percent (70%) of the Net Proceeds from the issuance of equity securities of Borrower after the Closing Date.

         SECTION 11.3. Current Ratio. Borrower will not permit its ratio, determined on a consolidated basis, at any time of (i) current assets to (ii) current liabilities to be less than 1.0 to 1.0. For purposes hereof, current assets shall include, until the Revolver Conversion Date, an amount equal to the Availability.


                                   ARTICLE XII

                                    DEFAULTS

         SECTION 12.1. Events of Default. The term "Event of Default" means the occurrence of any one or more of the following events:

                  (a) Payment of Obligations. The failure or refusal of Borrower to pay any portion of the Obligations as the same becomes due in accordance with the terms of the Loan Documents.

                  (b) Certain Covenants. The failure or refusal of Borrower to punctually and properly perform, observe and comply with any covenant, agreement or condition contained in Sections 9.6, 9.8, 9.12, and 9.13 and such failure or refusal continues for a period of fifteen (15) days after Borrower has, or, with the exercise of reasonable investigation, should have, notice thereof.

                  (c) Other Covenants. The failure or refusal of Borrower to punctually and properly perform, observe and comply with any covenant, agreement or condition contained in this Agreement (other than the Sections listed in Section 12.1(b) above).

                  (d) Loan Documents and Security Documents. An Event of Default shall occur and be continuing under any Security Document or other Loan Document.

                  (e) Bankruptcy. (i) Any Credit Party shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy" as now or hereafter in effect, or any successor thereto,
(ii) an involuntary case is commenced against any Credit Party and the petition is not controverted within thirty (30) days, or is not dismissed within sixty
(60) days, after commencement of the case, (iii) a custodian is appointed for, or takes charge of, all or any substantial part of the property of any Credit Party, (iv) any Credit Party commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to any Credit

Party or there is commenced against any Credit Party any such proceeding which remains undismissed for a period of sixty (60) days, (v) any Credit Party is adjudicated insolvent or bankrupt, (vi) any Credit Party makes a general assignment for the benefit of creditors, (vii) any Credit Party shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due, (viii) any Credit Party shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts, or (ix) any Credit Party shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing.

                  (f) Attachment. The failure to have discharged within a period of thirty (30) days after the commencement thereof any attachment, sequestration or similar proceeding against any assets of any Credit Party, which assets have a value, individually or collectively, in excess of $250,000.

                  (g) Payment of Judgments. Any Credit Party shall fail to pay any money judgment in excess of $250,000 against it or its assets at least ten days prior to the date on which any Credit Party's assets may be sold lawfully to satisfy such judgment.

                  (h) Default Under Other Debt. Any Credit Party shall default in the due and punctual payment of the principal of or the interest on any Debt in excess of $250,000 in the aggregate principal amount, secured or unsecured, or in the due performance or observance of any covenant or condition of any indenture or other agreement executed in connection therewith, and such default shall have continued beyond any period of grace provided with respect thereto.

                  (i) Material Adverse Effect. The occurrence of any event or events which shall have or cause a Material Adverse Effect.

                  (j) Impairment of Collateral or Ability to Pay. The discovery by Administrative Agent or any Bank of reliable and accurate information that the prospect of payment or performance of the Obligations (or any part thereof) is reasonably likely to be materially impaired, or that the value of the Collateral has or will be materially decreased and the situation giving rise thereto is not corrected to the reasonable satisfaction of Banks within twenty
(20) days after notice thereof from Administrative Agent or any Bank to Borrower.

                  (k) Misrepresentation. Any statement, representation, or warranty in the Loan Documents or in any writing ever delivered by any Credit Party or on behalf of any Credit Party to Administrative Agent or any Bank pursuant to the Loan Documents is false, misleading or erroneous in any material respect when made or deemed to be repeated.

                  (l)      Change of Control.  A Change of Control shall occur.


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


                                  ARTICLE XIII

                              RIGHTS AND REMEDIES.

         SECTION 13.1. Remedies. Upon and after the occurrence of an Event of Default, Administrative Agent may, at the request of Required Banks, do any one or more of the following without notice of any kind, including, without limitation, notice of acceleration or of intention to accelerate, presentment and demand or protest, all of which are hereby expressly waived by Borrower: (a) declare the entire unpaid balance of the Obligations, or any part thereof, immediately due and payable, whereupon it shall be due and payable (provided that, upon the occurrence of an Event of Default under Sections 12.1(e)(i)-(vi) inclusive, the entire Obligations shall automatically become due and payable without notice or other action of any kind whatsoever); (b) terminate each Bank's Commitment hereunder; (c) reduce any claim to judgment; (d) exercise the Rights of offset or banker's lien against the interest of Borrower in and to every account and other property of Borrower which is in the possession of any Bank to the extent of the full amount of the Obligations; (e) foreclose any or all Liens held by Administrative Agent for the ratable benefit of each Bank or otherwise realize upon any and all of the Rights Administrative Agent or any Bank may have in and to the Collateral, or any part thereof; and (f) exercise any and all other legal or equitable Rights afforded by the Loan Documents, the Laws of the State of New York or any other jurisdiction as any Bank shall deem appropriate.

         SECTION 13.2. Performance by Administrative Agent and Banks. If any covenant, duty or agreement of any Credit Party is not performed in accordance with the terms of the Loan Documents, Administrative Agent or any Bank may, at its option, perform or attempt to perform, such covenant, duty or agreement on behalf of such Credit Party. In such event, any amount expended by Administrative Agent or any such Bank in such performance or attempted performance shall be payable by Borrower to Administrative Agent or such Bank (as applicable) on demand, shall become part of the Obligations and shall bear interest at the Default Rate from the date of such expenditure by Administrative Agent or such Bank until paid. Notwithstanding the foregoing, it is expressly understood that neither Administrative Agent nor any Bank assumes and neither Administrative Agent nor any Bank shall ever have, except by express written consent of Administrative Agent or any such Bank, any liability or responsibility for the performance of any covenant, duty or agreement of any Credit Party.

         SECTION 13.3. Delegation of Duties and Rights. Administrative Agent or any Bank may perform any of its duties or exercise any of its Rights under the Loan Documents by or through its officers, directors, employees, attorneys, agents or other representatives.

         SECTION 13.4. Expenditures by Administrative Agent and Banks. All court costs, reasonable attorneys' fees, other costs of collection and other sums spent by Administrative Agent or any Bank pursuant to the exercise of any Right (including, without limitation, any effort to collect or enforce the Notes) provided herein shall be payable to Administrative Agent or any such Bank (as applicable) on demand, shall become part of the Obligations and shall bear interest at the Default Rate from the date spent until the date repaid.



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


                                   ARTICLE XIV

                              ADMINISTRATIVE AGENT

         SECTION 14.1. Appointment, Powers, and Immunities. Each Bank hereby irrevocably appoints and authorizes Administrative Agent to act as its agent under this Agreement and the other Loan Documents with such powers and discretion as are specifically delegated to Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Administrative Agent (which term as used in this sentence and in Section 14.5 and the first sentence of Section 14.6 hereof shall include its Affiliates and its own and its Affiliates' officers, directors, employees, and agents) (a) shall not have any duties or responsibilities except those expressly set forth in this Agreement and shall not be a trustee or fiduciary for any Bank; (b) shall not be responsible to Banks for any recital, statement, representation, or warranty (whether written or oral) made in or in connection with any Loan Document or any certificate or other document referred to or provided for in, or received by any of them under, any Loan Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Loan Document, or any other document referred to or provided for therein or for any failure by any Credit Party or any other Person to perform any of its obligations thereunder; (c) shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by any Credit Party or the satisfaction of any condition or to inspect the property (including the books and records) of any Credit Party or their Affiliates; (d) shall not be required to initiate or conduct any litigation or collection proceedings under any Loan Document; and (e) shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Loan Document, except for its own gross negligence or willful misconduct. Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

         SECTION 14.2. Reliance by Administrative Agent. Administrative Agent shall be entitled to rely upon any certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or telecopy) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for Borrower), independent accountants, and other experts selected by Administrative Agent. Administrative Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until Administrative Agent receives and accepts an Assignment and Acceptance Agreement executed in accordance with Section 15.10 hereof. As to any matters not expressly provided for by this Agreement, Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of Required Banks, and such instructions shall be binding on Banks; provided, however, that Administrative Agent shall not be required to take any action that exposes Administrative Agent to personal liability or that is contrary to any Loan Document or applicable Law unless it shall first be indemnified to its satisfaction by Banks against any and all liability and expense which may be incurred by it by reason of taking any such action.


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


         SECTION 14.3. Defaults. Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless Administrative Agent has received written notice from a Bank or Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that Administrative Agent receives such a notice of the occurrence of a Default or Event of Default, Administrative Agent shall give prompt notice thereof to Banks. Administrative Agent shall (subject to Section 14.2 hereof) take such action with respect to such Default or Event of Default as shall reasonably be directed by Required Banks; provided that, unless and until Administrative Agent shall have received such directions, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of Banks.

         SECTION 14.4. Rights as Bank. With respect to its Commitment and the Loans made by it, The Chase Manhattan Bank (and any successor acting as Administrative Agent) in its capacity as a Bank hereunder shall have the same Rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as Administrative Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include Administrative Agent in its individual capacity. The Chase Manhattan Bank (and any successor acting as Administrative Agent) and its Affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust, or other business with any Credit Party or any of their Affiliates as if it were not acting as Administrative Agent, and The Chase Manhattan Bank (and any successor acting as Administrative Agent) and its Affiliates may accept fees and other consideration from any Credit Party or any of their Affiliates for services in connection with this Agreement or otherwise without having to account for the same to Banks.

         SECTION 14.5. Indemnification. Banks agree to indemnify Administrative Agent (to the extent not reimbursed by Borrower or any other Credit Party, but without limiting the obligations of Borrower or any other Credit Party to so reimburse) ratably in accordance with their respective Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees), or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against Administrative Agent (including by any Bank) in any way relating to or arising out of any Loan Document or the transactions contemplated thereby or any action taken or omitted by Administrative Agent under any Loan Document (INCLUDING ANY OF THE FOREGOING ARISING FROM THE NEGLIGENCE OF ADMINISTRATIVE AGENT); provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Bank agrees to reimburse Administrative Agent promptly upon demand for its ratable share of any costs or expenses payable by Borrower hereunder, to the extent that Administrative Agent is not promptly reimbursed for such costs and expenses by Borrower. The agreements contained in this Section 14.5 shall survive payment and performance in full of the Obligations and all other amounts payable under this Agreement.

         SECTION 14.6. Non-Reliance on Administrative Agent and Other Banks. Each Bank agrees that it has, independently and without reliance on Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of each Credit Party and has made its own decision to enter into this Agreement and that it will, independently and without reliance upon Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Loan Documents. Except for notices, reports, and other documents and information expressly required to be furnished to Banks by Administrative Agent hereunder, Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition, or business of any Credit Party or any of their Affiliates that may come into the possession of Administrative Agent or any of its Affiliates.

         SECTION 14.7. Resignation of Administrative Agent. Administrative Agent may resign at any time by giving notice thereof to Banks and Borrower. Upon any such resignation, Required Banks shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by Required Banks and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of Banks, appoint a successor Administrative Agent which shall be a commercial bank organized under the Laws of the United States of America having combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the Rights, powers, discretion, privileges, and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article XIV shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

         SECTION 14.8. Warrant Related Documents. Each Bank acknowledges that the Warrant Related Documents were each executed and delivered in connection with the Existing Credit Agreement and for the sole and exclusive benefit of The Chase Manhattan Bank, for itself and not as a Bank or as Administrative Agent hereunder, and each Bank acknowledges and agrees that such Bank (other than Existing Bank) shall not have any right, title or interest in, or with respect to, such Warrant Related Documents.


                                   ARTICLE XV

                                  MISCELLANEOUS

         SECTION 15.1. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telecopy or similar writing) and shall be given, if to Administrative Agent or any Bank, at its address or telecopier number set forth on Schedule 1.1 hereto, and if given to Borrower, at its address or telecopy number set forth on the signature pages hereof (or in either case, at such other address or telecopy number as such party may hereafter specify for the purpose by notice to the other parties hereto). Each such notice, request or other communication shall be effective (a) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 15.1 and the appropriate answerback is received or receipt is otherwise confirmed, (b) if given by mail, three (3) Domestic Business Days after deposit in the mails with first class postage prepaid, addressed as aforesaid, or (c) if given by any other means, when delivered at the address specified in this Section 15.1; provided that notices to Administrative Agent under Article II shall not be effective until received.

         SECTION 15.2. No Waivers. No failure or delay by Administrative Agent or any Bank in exercising any Right, power or privilege hereunder or under any Note or other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other Right, power or privilege. The Rights and remedies herein provided shall be cumulative and not exclusive of any Rights or remedies provided by Law or in any of the other Loan Documents.

         SECTION 15.3. Expenses. Borrower agrees to pay on demand all reasonable costs and expenses of Administrative Agent in connection with the syndication, preparation, execution, delivery, modification, restatement and amendment of this Agreement, the other Loan Documents, and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of counsel for Administrative Agent (including the cost of internal counsel) with respect thereto and with respect to advising Administrative Agent as to its Rights and responsibilities under the Loan Documents. Borrower further agrees to pay on demand all reasonable costs and expenses of Administrative Agent and Banks, if any (including, without limitation, reasonable attorneys' fees and expenses and the cost of internal counsel), in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of the Loan Documents and the other documents to be delivered hereunder.

         SECTION 15.4. Right of Set-off; Adjustments. (a) Upon the occurrence and during the continuance of any Event of Default, each Bank (and each of its Affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by Law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank (or any of its Affiliates) to or for the credit or the account of Borrower against any and all of the Obligations, irrespective of whether such Bank shall have made any demand under this Agreement or under any Note held by such Bank and although such obligations may be unmatured. Each Bank agrees promptly to notify Borrower after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The Rights of each Bank under this Section 15.4 are in addition to any other Rights and remedies (including, without limitation, other Rights of set-off) that such Bank may have.

                  (b) If any Bank (a "benefitted Bank") shall at any time receive any payment of all or part of the Loans owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, or otherwise), in a greater proportion than any such payment to or collateral received by any other Bank, if any, in respect of such other Bank's Loans owing to it, or interest thereon, such benefitted Bank shall purchase for cash from any such other Bank a participating interest in such portion of each such other Bank's Loans owing to it, or shall provide such other Banks with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Bank to share the excess payment or benefits of such collateral or proceeds ratably with each other Bank; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Bank, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Borrower agrees that any Bank so purchasing a participation from a Bank pursuant to this Section 15.4 may, to the fullest extent permitted by Law, exercise all of its Rights of payment (including the Right of set-off) with respect to such participation as fully as if such Person were the direct creditor of Borrower in the amount of such participation.

         SECTION 15.5. Amendments and Waivers. Any provision of this Agreement or any other Loan Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by Borrower and Required Banks (and, if Article XIV or the Rights or duties of Administrative Agent are affected thereby, by Administrative Agent); provided that no such amendment or waiver shall, unless signed by each Bank directly affected thereby, (a) increase the Commitment of any Bank, (b) reduce the principal of or rate of interest on any Loan or any fees or other amounts payable hereunder, (c) postpone the Termination Date, the Revolver Conversion Date or any date fixed for the payment of any scheduled installment of principal of or interest on any Loan or any fees or other amounts payable hereunder or for the termination of any Commitment, (d) change the percentage of the Commitments or of the unpaid principal amount of the Notes, or the number of Banks which shall be required for Banks or any of them to take any action under this Section 15.5, or any other provision of this Agreement, or (e) release any guarantor of the Obligations or all or substantially all of the collateral securing the Obligations.

         SECTION 15.6. Survival. All representations, warranties and covenants made by any Credit Party herein or in any certificate or other instrument delivered by it or in its behalf under the Loan Documents shall be considered to have been relied upon by Banks and shall survive the delivery to Banks of such Loan Documents or the extension of the Loan (or any part thereof), regardless of any investigation made by or on behalf of Banks. The indemnity provided in
Section 9.7 herein shall survive the repayment of all credit advances hereunder and/or the discharge or release of any Lien granted hereunder or in any other Loan Document, contract or agreement between Borrower or any other Credit Party and Administrative Agent or any Bank.

         SECTION 15.7. Limitation on Interest. Regardless of any provision contained in the Loan Documents, Banks shall never be entitled to receive, collect, or apply, as interest on the Loan, any amount in excess of the Maximum Lawful Rate, and in the event any Bank ever receives, collects or applies as interest any such excess, such amount which would be deemed excessive interest shall be deemed a partial prepayment of principal and treated hereunder as such; and if the Loan is paid in full, any remaining excess shall promptly be paid to Borrower. In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Lawful Rate, Borrower and Banks shall, to the extent permitted under applicable Law, (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate and spread, in equal parts, the total amount of the interest throughout the entire contemplated term of the Notes, so that the interest rate is the Maximum Lawful Rate throughout the entire term of the Notes; provided, however, that if the unpaid principal balance thereof is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Lawful Rate, Banks shall refund to Borrower the amount of such excess and, in such event, Banks shall not be subject to any penalties provided by any Laws

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for contracting for, charging, taking, reserving or receiving interest in excess of the Maximum Lawful Rate.

         SECTION 15.8. Invalid Provisions. If any provision of the Loan Documents is held to be illegal, invalid, or unenforceable under present or future Laws effective during the term thereof, such provision shall be fully severable, the Loan Documents shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part thereof, and the remaining provisions thereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of the Loan Documents a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable.

         SECTION 15.9. Waiver of Consumer Credit Laws. Pursuant to Chapter 346 of the Texas Finance Code, as amended, Borrower agrees that such Chapter shall not govern or in any manner apply to the Loan.

         SECTION 15.10. Assignments and Participations. (a) Each Bank may assign to one or more Eligible Assignees all or a portion of its Rights and obligations under this Agreement (including, without limitation, all or a portion of its interest in the Loan, its Note, and its Commitment); provided, however, that

                  (i) each such assignment shall be to an Eligible Assignee;

                  (ii) except in the case of an assignment to another Bank or an assignment of all of a Bank's Rights and obligations under this Agreement, any such partial assignment shall be in an amount at least equal to $5,000,000 or an integral multiple of $100,000 in excess thereof;

                  (iii) each such assignment by a Bank shall be of a constant, and not varying, percentage of all of its Rights and obligations under this Agreement and its Notes; and

                  (iv) the parties to such assignment shall execute and deliver to Administrative Agent for its acceptance an Assignment and Acceptance Agreement (herein so called) in the form of Exhibit J hereto, together with any Notes subject to such assignment and a processing fee of $3,500.

Upon execution, delivery, and acceptance of such Assignment and Acceptance Agreement, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, Rights, and benefits of a Bank hereunder and the assigning Bank shall, to the extent of such assignment, relinquish its Rights and be released from its obligations under this Agreement. Upon the consummation of any assignment pursuant to this Section 15.10(a), the assignor, Administrative Agent and Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee. If the assignee is not incorporated under the Laws of the United States of America or a state thereof, it shall deliver to Borrower and Administrative


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Agent certification as to exemption from deduction or withholding of Taxes in accordance with Section 4.6.

                  (b) Administrative Agent shall maintain at its address set forth on Schedule 1.1 hereto, a copy of each Assignment and Acceptance Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of Banks and the Commitment of, and principal amount of the Loan owing to, each Bank and the Commitment Percentage of each Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower, Administrative Agent and Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

                  (c) Upon its receipt of an Assignment and Acceptance Agreement executed by the parties thereto, together with any Notes subject to such assignment and payment of the processing fee, Administrative Agent shall, if such Assignment and Acceptance Agreement has been completed and is in substantially the form of Exhibit J hereto, (i) accept such Assignment and Acceptance Agreement, (ii) record the information contained therein in the Register, and (iii) give prompt notice thereof to the parties thereto.

                  (d) Each Bank may sell participations to one or more Persons in all or a portion of its Rights and obligations under this Agreement (including all or a portion of its Commitment and its interest in the Loan); provided, however, that (i) such Bank's obligations under this Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall be entitled to the benefit of the yield protection provisions contained in
Article IV and the Right of set-off contained in Section 15.4, and (iv) Borrower shall continue to deal solely and directly with such Bank in connection with such Bank's Rights and obligations under this Agreement, and such Bank shall retain the sole Right to enforce the obligations of Borrower relating to its interest in the Loan and its Notes and to approve any amendment, modification, or waiver of any provision of this Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of, or the rate at which interest is payable on, the Loan or Notes, extending any scheduled principal payment date or date fixed for the payment of interest on the Loan or Notes, or extending its Commitment).

                  (e) Notwithstanding any other provision set forth in this Agreement, any Bank may at any time assign and pledge all or any portion of its interest in the Loan and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Bank from its obligations hereunder.

                  (f) Any Bank may furnish any information concerning Borrower or any of its Subsidiaries in the possession of such Bank from time to time to assignees and participants (including prospective assignees and participants).

                  (g) Borrower shall not assign or transfer any Rights or obligations under any Loan Document or permit any Credit Party to assign or transfer any Rights or obligations under any Loan


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


Document without first obtaining all Banks' consent, and any purported assignment or transfer without all Banks' consent is void.

         SECTION 15.11. NEW YORK LAW. PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, THIS AGREEMENT, EACH NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND THE LAWS OF THE UNITED STATES OF AMERICA, EXCEPT TO THE EXTENT THAT THE LAWS OF ANY STATE IN WHICH ANY PROPERTY INTENDED AS SECURITY FOR THE OBLIGATIONS IS LOCATED NECESSARILY GOVERN (A) THE PERFECTION AND PRIORITY OF THE LIENS IN FAVOR OF ADMINISTRATIVE AGENT AND BANKS WITH RESPECT TO SUCH PROPERTY, AND (B) THE EXERCISE OF ANY REMEDIES (INCLUDING FORECLOSURE) WITH RESPECT TO SUCH PROPERTY.

         SECTION 15.12. VENUE; SERVICE OF PROCESS. EACH CREDIT PARTY FOR ITSELF, ITS SUCCESSORS AND ASSIGNS, HEREBY (A) IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS OF THE STATE OF TEXAS AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY LEGAL PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THE LOAN DOCUMENTS AND THE OBLIGATIONS BY SERVICE OF PROCESS AS PROVIDED BY TEXAS LAW, (B) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY LITIGATION ARISING OUT OF OR IN CONNECTION WITH THE LOAN DOCUMENTS AND THE OBLIGATIONS BROUGHT IN THE COURTS OF DALLAS COUNTY, TEXAS, OR IN THE UNTIED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS, (C) IRREVOCABLY WAIVES ANY CLAIMS THAT ANY LITIGATION BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, (D) AGREES TO DESIGNATE AND MAINTAIN AN AGENT FOR SERVICE OF PROCESS IN DALLAS COUNTY, TEXAS, IN CONNECTION WITH ANY SUCH LITIGATION AND TO DELIVER TO ADMINISTRATIVE AGENT EVIDENCE THEREOF, (E) IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH LITIGATION BY THE MAILING OF COPIES THEREOF BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID, TO BORROWER AT ITS ADDRESS SET FORTH HEREIN, AND (F) IRREVOCABLY AGREES THAT ANY LEGAL PROCEEDING AGAINST ADMINISTRATIVE AGENT OR ANY BANK ARISING OUT OF OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE OBLIGATIONS SHALL BE BROUGHT IN THE COURTS OF DALLAS COUNTY, TEXAS, OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ADMINISTRATIVE AGENT OR ANY BANK TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST BORROWER OR ANY OTHER CREDIT PARTY IN ANY JURISDICTION OR TO SERVE PROCESS IN ANY MANNER PERMITTED BY APPLICABLE LAW.

         SECTION 15.13. WAIVER OF JURY TRIAL, PUNITIVE DAMAGES, ETC. EACH CREDIT PARTY, ADMINISTRATIVE AGENT AND EACH BANK HEREBY (A) KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVE, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREIN, OR DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS OR ANY TRANSACTION CONTEMPLATED THEREBY OR ASSOCIATED THEREWITH, BEFORE OR AFTER MATURITY; (B) IRREVOCABLY WAIVE, TO THE

MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY "SPECIAL DAMAGES," AS DEFINED BELOW; (C) CERTIFY THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (D) ACKNOWLEDGE THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION. AS USED IN THIS SECTION, "SPECIAL DAMAGES" INCLUDES ALL SPECIAL, CONSEQUENTIAL, EXEMPLARY, OR PUNITIVE DAMAGES (REGARDLESS OF HOW NAMED), BUT DOES NOT INCLUDE ANY PAYMENT OR FUNDS WHICH ANY PARTY HERETO HAS EXPRESSLY PROMISED TO PAY OR DELIVER TO ANY OTHER PARTY HERETO.

         SECTION 15.14. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when Administrative Agent shall have received counterparts hereof signed by all of the parties hereto or, in the case of any Bank as to which an executed counterpart shall not have been received, Administrative Agent shall have received telegraphic or other written confirmation from such Bank of execution of a counterpart hereof by such Bank.

         SECTION 15.15. No Third Party Beneficiaries. It is expressly intended that there shall be no third party beneficiaries of the covenants, agreements, representations or warranties herein contained other than third party beneficiaries permitted pursuant to Section 15.10.

         SECTION 15.16. COMPLETE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS COLLECTIVELY REPRESENT THE FINAL AGREEMENT BY AND AMONG BANKS, ADMINISTRATIVE AGENT AND THE CREDIT PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF BANKS, ADMINISTRATIVE AGENT AND THE CREDIT PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG BANKS, ADMINISTRATIVE AGENT AND THE CREDIT PARTIES.


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                                       69

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective Authorized Officers on the day and year first above written.

BORROWER:

PETROGLYPH ENERGY, INC.,
a Delaware corporation

By: /s/ ROBERT C. MURDOCK
    ---------------------
        Robert C. Murdock,
        President

6209 North Highway 61
Hutchinson, Kansas 67502
Attn: Robert C. Murdock
Telecopy No. 316-665-8500

BANKS:

THE CHASE MANHATTAN BANK


By: /s/ MARY JO WOODFORD
    ----------------------
Name:   Mary Jo Woodford
     --------------------
Title:  Vice President
     -------------------

ADMINISTRATIVE AGENT:

THE CHASE MANHATTAN BANK


By: /s/ MARY JO WOODFORD
    ----------------------
Name:   Mary Jo Woodford
     --------------------
Title:  Vice President
      -------------------